As filed with the Securities and Exchange Commission on December 20, 2000
                                                      Registration No. ________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                          AVID SPORTSWEAR & GOLF CORP.
                       (Name of Registrant in Our Charter)

               NEVADA                            5136                            88-0374969
  (State or Other Jurisdiction of          (Primary Standard        (I.R.S. Employer Identification No.)
           Incorporation                      Industrial
          or Organization)            Classification Code Number)
  22 SOUTH LINKS AVENUE, SUITE 204                                           EARL T. INGARFIELD
      SARASOTA, FLORIDA 34236                                         22 SOUTH LINKS AVENUE, SUITE 204
           (941) 330-8051                                                 SARASOTA, FLORIDA 34236
  (Address and telephone number of                                            (941) 330-8051
  Principal Executive Offices and                                   (Name, address and telephone number
   Principal Place of Business)                                            of agent for service)

                                               Copies to:
            Clayton E. Parker, Esq.                             Ronald S. Haligman, Esq.
           Kirkpatrick & Lockhart LLP                          Kirkpatrick & Lockhart LLP
     201 S. Biscayne Boulevard, Suite 2000                 201 S. Biscayne Boulevard, Suite 2000
              Miami, Florida 33131                                Miami, Florida 33131
                 (305) 539-3300                                      (305) 539-3300
         Telecopier No.: (305) 358-7095                       Telecopier No.: (305) 358-7095

        Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                                 PROPOSED      PROPOSED
                                                                  MAXIMUM       MAXIMUM
                                                                 OFFERING      AGGREGATE      AMOUNT OF
         TITLE OF EACH CLASS OF              AMOUNT TO BE          PRICE       OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED       PER SHARE (1)   PRICE (1)        FEE
----------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share 55,500,000 Shares       $0.21        $11,655,000     $3,076.92
----------------------------------------------------------------------------------------------------------
TOTAL                                    55,500,000 Shares                    $11,655,000     $3,076.92
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 13, 2000.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           Subject  to   completion,   dated December ___, 2000

                          AVID SPORTSWEAR & GOLF CORP.
                        55,500,000 SHARES OF COMMON STOCK

        This prospectus relates to the resale of up to 55,500,000 shares of our company's common stock by certain persons who are, or will become, shareholders of our company. Of that total, certain selling shareholders will resell up to 50,000,000 shares of common stock in this offering that they received pursuant to conversion of debentures that were purchased from us under a Line of Credit. Our company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of debentures under the Line of Credit. All costs associated with this registration will be borne by our company. Our company has also agreed to pay the May Davis Group, Inc. a fee of 8.4% of the proceeds raised by us under the Line of Credit.

        The shares of common stock are being offered for sale on a "best efforts" basis by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

        The selling stockholders consist of:

        o GMF Holdings, Inc., which intends to resell up to 50,000,000 shares of common stock to be issued upon conversion of debentures that may be purchased under a Line of Credit Agreement, dated November 28, 2000.

        o Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell, all of whom intend to resell up to 1,680,000 shares of common stock to be issued upon exercise of warrants issued in connection with the Line of Credit.

        o The Persia Consulting Group, Inc., which intends to resell up to 250,000 shares of common stock previously issued and 320,000 shares of common stock to be issued upon exercise of warrants, all of which were issued in connection with consulting services provided, or to be provided, to our company.

        o Peter Che Nan Chen, Keyway Holding Co., William Murphy and Gerald Hatton Simpson, all of whom intend to resell up to 1,200,000 shares of common stock to be issued upon conversion of debentures that were previously sold by our company.

        o Basil Holdings, Ltd. and Ojibway Investments, Ltd., both of which intend to resell up to 2,000,000 shares of common stock that were previously sold by our company.

        o Jie Zhu, who intends to resell up to 50,000 shares of common stock previously issued in connection with consulting services provided, or to be provided, to our company.

        GMF Holdings, Inc. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Line of Credit Agreement. GMF Holdings, Inc. will pay our company 80% of the market price of our company's common stock. The 20% discount on the purchase of the common stock to be received by GMF Holdings, Inc. will be an underwriting discount.

        Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "AVSG." On December 13, 2000, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.19 per share.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

        PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

                                 PRICE TO PUBLIC*       PROCEEDS TO SELLING
                                                           SHAREHOLDERS

                   Per share          $0.25                    $0.25
                     Total            $0.25                 $13,375,000
-----------------------

* This includes the resale of 50,000,000 shares of common stock by GMF Holdings, Inc. GMF Holdings, Inc.'s shares of common stock is based on it purchasing all $10 million of debentures under the Line of Credit for a 20% discount to the $0.25 market price on conversion of the debentures purchased pursuant to the Line of Credit. Upon resale, assuming a market price of $0.25 per share of our common stock, GMF Holdings, Inc. would receive $12,500,000 million in net proceeds. This table also includes the resale of 2,300,000 shares of common stock that were previously issued and 1,200,000 shares of common stock to be issued upon conversion of debentures that were previously sold by our company. This table excludes up to 2,000,000 shares of common stock that may be sold upon the exercise of warrants. As indicated above, the price to the public will fluctuate because the price will be equal to the price which can be obtained on the Over-the-Counter Bulletin Board. For the purposes of this table, we have used an assumed market price of $0.25.

        No underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................6
RISK FACTORS..................................................................7
FORWARD-LOOKING STATEMENTS...................................................12
SELLING SHAREHOLDERS.........................................................13
USE OF PROCEEDS..............................................................14
DILUTION.....................................................................14
CAPITALIZATION...............................................................15
LINE OF CREDIT...............................................................16
PLAN OF DISTRIBUTION.........................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................20
MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................21
DESCRIPTION OF BUSINESS......................................................25
MANAGEMENT...................................................................31
DESCRIPTION OF PROPERTY......................................................35
PRINCIPAL SHAREHOLDERS.......................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................38
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
  OTHER SHAREHOLDER MATTERS..................................................40
DESCRIPTION OF SECURITIES....................................................41
EXPERTS......................................................................43
LEGAL MATTERS................................................................43
AVAILABLE INFORMATION........................................................43
FINANCIAL STATEMENTS........................................................F-1


--------------------------------------------------------------------------------

        We became a reporting company on February 1, 2000 and intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 1999 were contained in our Form 10-SB (as amended) filed with the Securities and Exchange Commission. Our quarterly reports for the first, second and third quarters of 2000 containing unaudited interim financial statements have been filed with the Securities and Exchange Commission and are available from the company.

                               PROSPECTUS SUMMARY

                                   THE COMPANY

        Through our wholly-owned subsidiary, Avid Sportswear, Inc., we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under the following labels:

        o       Avid Sportswear;
        o       Dockers Golf; and
        o       British Open Collection.

        We market sportswear under the "Avid Sportswear" label, in both premium and moderately-priced product categories. Our moderately-priced product category is marketed under the "Dockers Golf" label, while our premium-priced product category is marketed under the "British Open Collection" label. Eventually our product line may include non-apparel, golf-related products. Our products feature distinctive, comfortable designs made primarily of natural fibers. All of our products are manufactured by independent contractors. Embroidering, warehousing and certain other functions are performed in a leased facility located in Gardena, California. Our goal is to become one of the most recognized and respected brands in sports apparel by expansion of existing labels, purchasing other apparel businesses or licensing other brand names. We believe this industry is highly fragmented and ripe for consolidation.

        We were formed on September 19, 1997 in Nevada under the name Golf Innovations Corp. We had no significant operations until March 1, 1999, at which time we acquired Avid Sportswear, Inc. From its inception on October 6, 1988 in California, Avid Sportswear, Inc.'s business has involved the design, manufacture and marketing of golf apparel. On March 1, 1999, Avid Sportswear, Inc. became our wholly-owned subsidiary and it continues to operate as a separate legal entity. To better identify ourselves with the "Avid Sportswear" brand, we changed our name to Avid Sportswear & Golf Corp. on May 27, 1999. All of our operations are conducted through Avid Sportswear, Inc.

                                    INDUSTRY

        Our target customers are sports-minded professional men and women who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We believe golf's popularity has risen in recent years. According to the National Golf Foundation and McKinsey & Company, the number of rounds played in the United States was 530 million rounds in 1998 and is projected to increase to 630 million rounds in 2010. Over this same time frame, according to the National Golf Foundation and McKinsey & Company, the number of golfers in the United States is projected to increase from 26 million golfers in 1998 to 29 million golfers by 2010. The National Golf Foundation projects the market for sales of sportswear apparel sold through all golf facilities to increase between 3% to 5% annually through 2005. We believe there are over 4,500 golf pro shops and 1,000 better specialty stores in the United States.

                                    STRATEGY

        Our goal is to become one of the most recognized and respected brands in sports apparel. Key elements of our business strategy include:

        o EXPAND PRODUCT LINE. We intend to expand our product line by increasing our volume of private label "made for" and corporate sales. In addition, we intend to expand our product line by licensing or purchasing existing brands of sportswear. We expect to target brands which will complement the existing brands by filling a perceived market niche, having name recognition and/or offering new price points. We believe this strategy is best demonstrated by the purchase of the "Avid Sportswear" label and the license of the "Dockers Golf" and "British Open Collection" labels.

        o MARKET PENETRATION OF EXISTING LABELS. We hope to leverage our brands into greater shelf space by cross-promoting our products and by offering in-store fixturing programs. In addition, we intend to hire additional sales staff and independent sales representatives to broaden our customer base. We currently sell to over 800 customers in the United States. We estimate that the United States market is comprised of more than 4,500 golf pro shops and 1,000 better specialty stores. We intend to use our labels and sales staff to broaden our customer base and increase our average order size.

        o INTERNATIONAL MARKETS. We believe the international markets will provide us with new opportunities for the Avid Sportswear label and other labels we may acquire in the future. We intend to enter these markets by using distributors and licensees who are familiar with the local markets. We believe international markets are receptive to American lifestyle apparel brands in general and will be receptive to the Avid Sportswear label in particular.

                                    ABOUT US

        Our principal office is located at 22 South Links Avenue, Suite 204, Sarasota, Florida 34236, telephone number (941) 330-8051. Our worldwide website is WWW.AVIDSPORTSWEAR.COM. Information contained on our website is not part of this prospectus. For a copy of this prospectus, please contact us at the above address and phone number.

                                  THE OFFERING

        This offering relates to the resale of common stock by certain persons who are, or will become, shareholders of our company. The selling shareholders consist of:

        o GMF Holdings, Inc., which intends to resell up to 50,000,000 shares of common stock to be issued under a Line of Credit Agreement, dated November 28, 2000.

        o Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell, all of whom intend to resell up to 1,680,000 shares of common stock to be issued upon exercise of warrants issued in connection with the Line of Credit.

        o The Persia Consulting Group, Inc., intends to resell up to 250,000 shares of common stock previously issued and 320,000 shares of common stock to be issued upon exercise of warrants, all of which were issued in connection with consulting services provided, or to be provided, to our company.

        o Peter Che Nan Chen, Keyway Holding Co., William Murphy and Gerald Hatton Simpson, all of whom intend to resell up to 1,200,000 shares of common stock to be issued upon conversion of debentures that were previously sold by our company.

        o Basil Holdings, Ltd. and Ojibway Investments, Ltd., both of which intend to resell up to 2,000,000 shares of common stock that were previously sold by our company.

        o Jie Zhu, who intends to resell up to 50,000 shares of common stock previously issued in connection with consulting services provided, or to be provided, to our company.

         Pursuant to the Line of Credit, we may, at our discretion, periodically issue and sell to GMF Holdings, Inc. debentures for a total purchase price of $10 million. GMF Holdings, Inc. may convert the debentures for shares of common stock at a conversion price that is equal to 80% of the lowest closing bid price for the 10 days immediately following the notice date of conversion. GMF Holdings, Inc. intends to resell any shares purchased under the Line of Credit at the market price. In connection with this transaction, our company granted to the May Davis Group, Inc. warrants to purchase 1,680,000 shares of common stock at an exercise price of $0.35 per share. The May Davis Group, Inc. has indicated that the warrants will be transferred to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. We granted warrants to purchase 320,000 shares of common stock at an exercise price of $0.35 per share to the Persia Consulting Group, Inc. in exchange for consulting services provided, or to be provided, to our company. This prospectus relates to (i) the shares of common stock to be issued pursuant to the conversion of the debentures that are purchased under the Line of Credit and upon the exercise of the warrants in connection with the Line of Credit; (ii) common stock previously issued and shares of common stock to be issued upon exercise of warrants issued in connection with consulting services provided, or to be provided, to our company; and (iii) shares of common stock to be issued upon conversion of debentures previously issued by our company.


COMMON STOCK OFFERED                              85,500,000 shares by our selling shareholders

OFFERING PRICE                                    Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)   46,479,406 as of December 18, 2000

USE OF PROCEEDS                                   We  will  not  receive  any  proceeds  of  the
                                                  shares  offered by the  selling  shareholders.
                                                  Any  proceeds  we  receive  from  the  sale of
                                                  debentures  under the Line of  Credit  and the
                                                  exercise of warrants  will be used for general
                                                  corporate purposes.

RISK FACTORS                                      The  securities  offered hereby involve a high
                                                  degree  of  risk  and  immediate   substantial
                                                  dilution.  See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL            AVSG

PLAN OF DISTRIBUTION                              The selling  shareholders  must sell the shares
                                                  registered in this offering through  registered
                                                  brokers or dealers.

-------------------------------
(1) This table excludes 1,939,477 options and 424,714 warrants to purchase shares of our company's common stock.

                         SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                FOR THE NINE MONTHS ENDED    FOR THE YEAR ENDED
                                   SEPTEMBER 30, 2000         DECEMBER 31, 1999
                                      (UNAUDITED)                 (AUDITED)
                                      -----------                 ---------

STATEMENT OF OPERATION DATA:

Sales, net                              $5,912,021                 $2,360,596
Cost of goods sold                       5,027,164                  1,959,997
Gross margin                               884,857                    400,599
Total operating expenses                 6,559,681                  5,021,973
Interest expense                         (321,902)                  (438,269)
Net loss                               (5,957,859)                (5,035,978)
Net loss per share-basic                    (0.13)                     (0.23)



                                  SEPTEMBER 30, 2000         DECEMBER 31, 2000
                                     (UNAUDITED)                 (AUDITED)
                                     -----------                 ---------

BALANCE SHEET DATA:

Cash                              $           --                  $   237,407
Accounts Receivable                           --                      315,804
Inventory                              4,298,807                    1,885,390
Total Equipment                        1,123,967                      457,114
Goodwill                               2,154,154                    2,346,103
Total Assets                           7,723,770                    5,279,834
Total Current Liabilities              5,816,346                    3,753,747
Total Liabilities                      6,579,703                    3,753,747
Stockholders' Equity (Deficit)         1,144,067                    1,526,087

                                  RISK FACTORS

        Our Company is subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

        We have historically lost money. In the nine months ended September 30, 2000 and the year ended December 31, 1999, we sustained losses of $6.0 million and $5.0 million, respectively. Future losses are likely to occur. Our independent auditors have noted that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

        We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We may need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs and to fulfill our obligations under the licenses for the "Dockers Golf" and "British Open Collection" brands. These licenses require the payment of minimum guaranteed royalties, whether we sell licensed products or not. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations, and may also jeopardize our ability to satisfy the guaranteed minimum royalty obligations referred to above. Such an event may result in the termination of our licenses. Any of these events would be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITOR

        Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 1999 and 1998 financial statements which states that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE WILL RECEIVE NO PROCEEDS FROM THIS OFFERING

        This offering relates to shares of our common stock that may be offered and sold from time to time by selling shareholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

WE HAVE BEEN AND CONTINUE TO BE SUBJECT TO A WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT

        We had a working capital deficit of $1.3 million and $93,000 at December 31, 1999 and 1998, respectively. At September 30, 2000, we had a working capital deficit of $1.4 million. We had an accumulated deficit of $5.6 million and

$760,099 at December 31, 1999 and 1998, respectively. At September 30, 2000, we had an accumulated deficit of $11.5 million.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

        Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, announcements by other designers and marketers of sportswear, and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME

        Because we have been in business for a short period of time, there is limited information upon which investors can evaluate our business. We were formed on September 19, 1997 but did not begin significant operations until the purchase of our wholly-owned subsidiary on March 1, 1999. You should consider the likelihood of our future success to be highly speculative in view of our limited operating history, as well as the complications frequently encountered by other companies in the early stages of development, particularly companies in the highly competitive sports apparel industry.

WE RELY ON FOREIGN SUPPLIERS AND BUY MANY PRODUCTS USING LETTERS OF CREDIT

        We obtain all of our garments from independent foreign and domestic suppliers. We do not have formal agreements with these suppliers. Our reliance on foreign suppliers may be affected by economic, political, governmental and labor conditions in such foreign countries. This may delay or cut-off our ability to source materials needed in production or may increase the price of such materials. Such events would harm our business. In addition, several of our suppliers have required us to obtain a letter of credit prior to purchasing any garments. The Company may have to utilize a significant portion of its available working capital to secure these letters of credit.

WE MAY BE HARMED BY IMPORT RESTRICTIONS

        Our imported materials are subject to certain quota restrictions and U.S. customs duties, which are a material part of our cost of goods. A decrease in quota restrictions or an increase in customs duties could harm our business by making needed materials scarce or by increasing the cost of such materials.

OUR COMMON STOCK MAY BE DEEMED TO BE "PENNY STOCK"

        Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

        o   With a price of less than $5.00 per share;

        o   That are not traded on a "recognized" national exchange;

        o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

        o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

OUR STOCK PRICE COULD DECLINE DUE TO SEASONAL FLUCTUATIONS IN THE DEMAND FOR OUR PRODUCTS AND GENERAL ECONOMIC CONDITIONS

        Our business has been, and will continue to be, highly seasonal, and our quarterly operating results will fluctuate due to the seasonality of our sales of sportswear, among other things. Our sales tend to be highest during our first and second calendar quarters (i.e., January through June), and lowest during our third and fourth calendar quarters (i.e., July through December). Other factors contributing to the variability of our operating results include:

        o   Seasonal fluctuation in consumer demand;
        o   The timing and amount of orders from key customers; and
        o The timing and magnitude of sales of seasonal remainder merchandise and availability of products.

        In addition, any downturn, whether real or perceived, in general economic conditions or prospects could change consumer spending habits and decrease demand for our products.

        As a result of these and other factors, our operating results may fall below market analysts' expectations in some future quarters, and our stock price may decline.

OUR OFFICERS AND DIRECTORS EXERCISE CONTROL OF THE COMPANY

        Our executive officers and directors beneficially own approximately 45.0% of our outstanding common stock. As a result, these shareholders acting together would be able to exert significant influence over most matters requiring shareholder approval, including the election of directors. They would also be able to delay or deter a change in control, which may result in shareholders not receiving a premium on their stock.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

        Our success largely depends on the efforts and abilities of key executives and consultants, including Earl T. Ingarfield, our Chairman and Chief Executive Officer, Jerry L. Busiere, our Secretary, Treasurer and a Director, and Barnum Mow, Chief Executive Officer and President of our wholly-owned subsidiary and a Director of our company. The loss of the services of any of these people could materially harm our business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. We do not have an employment agreement with Mr. Busiere. We have entered into three year employment agreements with Mr. Ingarfield and Mr. Mow, respectively. We do not maintain key-man life insurance policies on any of these people.

WE FACE RISKS RELATED TO COLLECTION OF RECEIVABLES

        We extend credit to our customers based on an assessment of their financial circumstances, generally without requiring collateral. Our business is seasonal and we may, in the future, offer customer discounts for placing pre-season orders and extended payment terms for taking delivery before the peak shipping season. Any such extended payment terms increase our exposure to the risk of uncollectible receivables. Some of our customers have experienced financial difficulties in the past, and future financial difficulties of customers could materially harm our business. Effective August 2000, we assign our accounts receivable to a factor which assumes credit risk, generally on a nonrecourse basis. Invoices for orders of approximately $1.2 million that were taken by our company prior to August 2000 remain at our company's risk.

WE COULD FAIL TO ANTICIPATE CHANGES IN FASHION TRENDS

        Fashion trends can change rapidly, and our business is particularly sensitive to such changes because we typically design and arrange for the manufacture of our apparel substantially in advance of sales of our products to consumers. We cannot assure you that we will accurately anticipate shifts in fashion trends, or in the popularity of golf, and adjust our merchandise mix to appeal to changing consumer tastes in apparel in a timely manner. If we misjudge the market for our products or are unsuccessful in responding to changes in fashion trends or in market demand, we could experience insufficient or excess inventory levels, missed market opportunities or higher markdowns, any of which could substantially harm our business and our brand image.

WE FACE SUBSTANTIAL COMPETITION IN OUR BUSINESS

        The sportswear and outerwear segments of the apparel industry are highly competitive. Competition is based primarily on brand recognition, product differentiation and quality, style and production flexibility. Our future growth and financial success depend on our ability to further penetrate and expand our distribution channels, including golf, corporate, international and retail sales. We encounter substantial competition in the golf distribution channel from Polo/Ralph Lauren, Cutter & Buck, Ashworth, Antiqua and Izod. Many of our competitors are significantly larger and more diversified than we are and have substantially greater resources available for developing and marketing their products. Many of our competitors' brands also are more established in golf distribution channels than our brands. In addition, our competitors may be able to enter the emerging e-commerce marketplace more quickly or more efficiently than us. We cannot assure you that we will successfully compete in this industry.

OUR FLEXIBILITY TO USE ANY CASH FROM OUR OPERATIONS OR EXTERNAL FINANCING MAY BE LIMITED DUE TO MINIMUM ROYALTY PAYMENTS

        We are required to pay minimum royalty payments under the licenses for the "Dockers Golf" and "British Open Collection," whether we sell licensed products or not. Our ability to use available cash as we see fit may be restricted due to our obligation to pay these minimum royalty payments. This could place a strain on our ability to pay other bills or to spend such cash in the most productive manner. As a result, we may not be able to purchase equipment, to take advantage of corporate opportunities or to maximize our operating results.

WE MAY BE UNABLE TO MANAGE GROWTH

        Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

        o   Implement changes in certain aspects of our business;
        o Enhance our information systems and operations to respond to increased demand;
        o Attract and retain qualified personnel; and o Develop, train and manage an increasing number of management-level and other employees.

        If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 46,479,406 shares of common stock outstanding as of December 1, 2000 (assuming no exercise of options or warrants), 12,375,330 shares are freely tradable without restriction, unless purchased by our "affiliates." The remaining 34,104,076 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration.

        Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 55,100,000 shares of common stock outstanding (including and warrants issued in connection with the Line of Credit). All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Line of Credit agreement. These consist of 50,000,000 shares of common stock to be issued under the Line of Credit, 1,680,000 shares of common stock to be issued upon exercise of warrants issued in connection with the Line of

Credit, 300,000 shares of common stock previously issued in connection with consulting services provided, or to be provided, to our company, 2,000,00 shares of common stock previously issued by our company, 320,000 shares of common stock to be issued upon exercise of warrants issued in connection with consulting services provided, or to be provided, to our company, and 1,200,000 shares of common stock to be issued upon conversion of debentures previously issued by our company.

        In addition, we have issued options to purchase a total of 1,939,477 shares of our common stock at exercise prices ranging from $0.30 to $0.375 per share under our 2000 Stock Incentive Plan.

EXISTING SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE LINE OF CREDIT OR THE EXERCISE OF WARRANTS

        The sale of shares pursuant to the Line of Credit will have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In connection with the Line of Credit, we issued warrants to purchase 1,680,000 shares of common stock at an exercise price of $0.35 per share. The issuance of such shares pursuant to the conversion of debentures purchased under the Line of Credit and the shares issuable upon exercise of the warrants would have a further dilutive effect on our common stock and could lower the price of our common stock. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Line of Credit. If our stock price is lower, then our existing shareholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

        The common stock to be issued upon conversion of the debenture purchased under the Line of Credit will be issued at a 20% discount to the lowest closing bid price for the 10 days immediately following the notice date of conversion. These discounted sales could cause the price of our common stock to decline.

THE SELLING SHAREHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

        The selling shareholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 54,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

        Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

        The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This filing contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our company's growth strategies, (c) anticipated trends in our company's industry, (d) our company's future financing plans and (e) our company's anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                              SELLING SHAREHOLDERS

        The following table presents information regarding the selling shareholders. Pursuant to the Line of Credit, GMF Holdings, Inc. has agreed to purchase up to $10 million of debentures from our company. In connection with the Line of Credit, our company granted to the May Davis Group, Inc. warrants to purchase 1,680,000 shares of common stock at an exercise price of $0.35 per share. The May Davis Group, Inc. has indicated that the warrants will be transferred to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. Peter Che Nan Chen, Keyway Holding Co., William Murphy and Gerald Hatton Simpson previously purchased debentures from our company that are convertible into shares of our common stock. The Persia Consulting Group, Inc. and Jie Zhu are consultants to our company. Except as noted above, none of the other selling shareholders has held a position or office, or had any other material relationship, with our company.

                                                                           PERCENTAGE OF
                                           PERCENTAGE OF                     OUTSTANDING
                               SHARES       OUTSTANDING      SHARES TO BE     SHARES TO
                            BENEFICIALLY       SHARES          ACQUIRED      BE ACQUIRED
                               OWNED        BENEFICIALLY      UNDER THE       UNDER THE    SHARES TO BE
        SELLING                BEFORE       OWNED BEFORE       LINE OF         LINE OF      SOLD IN THE
       STOCKHOLDER            OFFERING        OFFERING(1)      CREDIT(2)       CREDIT(3)      OFFERING
       -----------            --------        --------        ---------       ---------      --------
GMF Holdings, Inc.                 0          0.00%          50,000,000        51.8%        50,000,000
Mark Angelo(4)                     0          0.00%           420,000              *           420,000
Hunter Singer(4)                   0          0.00%           420,000              *           420,000
Joseph Donahue(4)                  0          0.00%           420,000              *           420,000
Robert Farrell(4)                  0          0.00%           420,000              *           420,000
Persia Consulting             820,000          1.8%                 0           0.0%           570,000
Group(5)

Jie Zhu(6)                     50,000             *                 0           0.0%            50,000
Peter Che Nan Che(7)          160,000             *                 0           0.0%           160,000
Keyway Holding Co.(7)         240,000             *                 0           0.0%           240,000
William Murphy(7)             400,000             *                 0           0.0%           400,000
Gerald Hatton Simpson(7)      400,000             *                 0           0.0%           400,000
Basil Holdings, Ltd.        1,000,000          2.2%                 0           0.0%           800,000
Ojibway Investments, Ltd.   1,000,000          2.2%                 0           0.0%           800,000



--------------------------------------------------
* Represents less than 1% of outstanding shares.

(1) Percentage of outstanding shares is based on 46,479,406 shares of common stock outstanding as of December 18, 2000.
(2) Reflects the number of shares that could be acquired upon the conversion of debentures that are purchased under the Line of Credit or upon the exercise of options and warrants issued in connection with the Line of Credit.
(3) Percentage of outstanding shares is based on 46,479,406 shares of common stock outstanding as of December 18, 2000, together with the maximum number of shares of common stock that may be purchased by each selling shareholder from our company under the Line of Credit or upon exercise of related warrants. The shares to be issued to each selling shareholder under the Line of Credit or upon exercise of related warrants are treated as outstanding for the purpose of computing that person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling shareholder.
(4) These represent the number of shares of common stock to be issued upon exercise of options and warrants issued in connection with the Line of Credit.
(5) Reflects 250,000 shares of common stock issued in connection with consulting services provided or to be provided to our company, 320,000 shares of common stock that could be issued upon exercise of warrants also issued in connection with consulting services provided to our company and 250,000 shares of common stock previously owned.
(6) Reflects 50,000 shares of common stock issued in connection with consulting services provided or to be provided to our company.
(7) These represent the number of shares of common stock that could be acquired upon the conversion of debentures that were purchased from our company on November 1, 2000.

                                 USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling shareholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. However, our company will receive the proceeds from the sale of debentures to GMF Holdings, Inc. under the Line of Credit, as well as the proceeds, if any, relating to the exercise of outstanding warrants held by Mark Angelo, Hunter Singer, Joseph Donahue, Robert Farrell and the Persia Consulting Group, Inc. The conversion price of the debentures purchased under the Line of Credit will be equal to 80% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 10 days immediately following the notice date of conversion. All proceeds from the sale of the debentures, less estimated offering expenses of $150,000 and placement agent and consultant fees of 8.4% of the gross proceeds, under the Line of Credit and from the exercise of warrants will be used for general corporate purposes. Our company previously received $300,000 from the sale of debentures to Peter Che Nan Chen, Keyway Holding Co., William Murphy and Gerald Hatton Simpson, and $400,000 from the sale of shares of common stock to Basil Holdings, Ltd. and Ojibway Investments, Ltd., all of such proceeds are being used for general corporate purposes.

                                    DILUTION

        Since this offering is being made solely by selling shareholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued upon conversion of the debentures purchased under the Line of Credit and upon exercise of warrants issued in connection with the Line of Credit. Our existing shareholders, however, would experience an increase in net tangible book value per share if the net proceeds received by our company under the Line of Credit or upon exercise of the options and warrants exceeded our net tangible book value per share on the date such proceeds are received.

        The net tangible book value of our company as of September 30, 2000 was $(1,010,087) or $(0.023) per share of common stock. Net tangible book value is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

                                 CAPITALIZATION

        The following table sets forth the total capitalization of our company as of September 30, 2000 and December 31, 1999:

                                                         SEPTEMBER 30,          DECEMBER 31,
                                                             2000                   1999
                                                            ACTUAL                 ACTUAL
                                                         (UNAUDITED)             (AUDITED)
                                                         ------------            ---------
Long-term Debt, Less Current Portion                  $             0        $            0

Stockholders' equity or capital deficit:
  Common stock, $0.001 par value; 50,000,000
  shares authorized 44,114,406 and 26,374,022
  shares issued and outstanding(1)                             44,114                26,374
  Additional paid-in capital                               13,460,932             7,092,848
  Common stock subscription receivable                      (840,000)              (30,000)
  Accumulated deficit                                    (11,520,994)           (5,563,135)
    Total stockholders' equity or (deficit)                 1,144,052             1,526,087
        Total capitalization                               $1,144,052           $ 1,526,087


---------------------

(1) Excludes outstanding 1,939,477 options and 424,714 warrants to purchase shares of our common stock, respectively.

                                 LINE OF CREDIT

        Pursuant to the Line of Credit, we may, at our discretion, periodically issue and sell to GMF Holdings, Inc. debentures for a total purchase price of $10 million. If our company requests an advance under the Line of Credit, GMF Holdings, Inc. will purchase debentures that may be converted into shares of common stock of our company for 80% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 10 days immediately following the notice date of conversion. GMF Holdings, Inc. intends to resell any shares converted under the Line of Credit at the market price. In connection with this transaction, our company granted to the May Davis Group, Inc. warrants to purchase 1,680,000 shares of common stock at an exercise price of $0.35 per share. The May Davis Group, Inc. has indicated that the warrants will be transferred to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell are employees of the May Davis Group, Inc. This prospectus primarily relates to the shares of common stock to be issued upon conversion of the debentures purchased under the Line of Credit and upon the exercise of the warrants.

        The effectiveness of the sale of debentures pursuant to the Line of Credit and the issuance of the warrants is conditioned upon us registering the shares of common stock underlying the debentures and warrants with the Securities and Exchange Commission and upon our receiving shareholder approval at our company's special meeting to be held on December 28, 2000.

        ADVANCES. Pursuant to the Line of Credit, we may periodically sell debentures to GMF Holdings, Inc. to raise capital to fund our working capital needs. The periodic sale of debentures is known as an advance. We may request an advance every 15 days.

        MECHANICS. We may, at our discretion, request advances from GMF Holdings, Inc. by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 25 days after such written notice at which time we will deliver debentures and GMF Holdings, Inc. will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

        COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which GMF Holdings, Inc. has made advances totaling $10 million or (ii) November 28, 2002 (I.E., two years from the date of the Line of Credit).

        MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $10 million. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of our company's common stock. The maximum amount of each advance is equal to 150% of the average daily volume of our company's common stock for the 40 trading days prior to the date of an advance multiplied by 80% of the lowest closing bid price of our company's common stock for the 10 trading days immediately following the notice date of an advance.

        By way of illustration only, if we had requested an advance on November 28, 2000, then the 40-day average volume would have been approximately 109,090 and the lowest closing bid price of our common stock for the 10 trading days immediately following November 28, 2000 would have been $0.13. Accordingly, the maximum advance amount would have been $21,273.

        CONVERSION PRICE. The debentures sold under the Line of Credit may be converted into shares of common stock at a conversion price of 80% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market for the 10 days immediately following the notice of conversion. Note that the net proceeds to be received by our company will be lower than the purchase price due to our obligation to pay a placement agent fee of 8.4% of each advance to the May Davis Group, Inc.

        NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Line of Credit, in part, because the conversion price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued upon conversion of the debentures using certain assumptions. Assuming we drew down the entire $10 million available under the Line of Credit in a single advance (which is not permitted under the terms of the Line of Credit) and the conversion price was equal to $0.20 per share, then we would issue 50,000,000 shares of common stock to GMF Holdings, Inc. plus warrants to purchase 1,680,000 shares of common stock to the May Davis Group, Inc. These shares would represent 52.9% of our outstanding capital stock (53.7% if the shares to be issued upon exercise of the and warrants are taken into account) upon issuance. To assist our stockholders in evaluating the number of shares of common stock that could be issued to GMF Holdings, Inc. and the May Davis Group, Inc. at various prices, we have prepared the following table. This table shows the number of shares of our common stock that would be issued with and without the warrants at various prices.


        Conversion Price:           $.25         $.30         $.35         $.40         $.50
                                    ----         ----         ----         ----         ----


        No. of Shares(1):         40,000,000   33,333,333   28,571,429   25,000,000   20,000,000


        Total Outstanding
        Excluding                 86,479,406   79,812,739   75,050,835   71,479,406   66,479,406
        Warrants(2):

        Percent Outstanding
        Excluding
        Warrants(3):                   46.3%        41.8%        38.1%        35.0%        30.1%


        No. of Warrants(4):        1,680,000    1,680,000    1,680,000    1,680,000    1,680,000


        Total Outstanding
        Including                 88,159,406   81,492,379   76,730,835   73,159,406   68,159,406
        Warrants(5):

        Percent Outstanding
        Including
        Warrants(6):                   45.6%        40.9%        37.2%        34.2%        29.3%

----------------------

(1) Represents the number of shares of common stock to be issued to GMF Holdings, Inc. upon conversion of debentures at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to GMF Holdings, Inc. and excludes the issuance of shares to the May Davis Group, Inc. upon the exercise of warrants granted to it.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding, excluding the warrants issued to the May Davis Group, Inc.

(4) Represents the number of shares of common stock to be issued to the May Davis Group, Inc. upon the exercise of warrants granted to it.

(5) Represents the total number of shares of common stock outstanding after the issuance of the shares to GMF Holdings, Inc., including the issuance of shares to the May Davis Group, Inc. upon the exercise of warrants granted to it.

(6) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding, including the warrants issued to the May Davis Group, Inc.

        REGISTRATION RIGHTS. We granted to GMF Holdings, Inc. certain registration rights. We are also obligated to register the shares of common stock to be issued to the May Davis Group, Inc. upon exercise of the warrants.
The registration statement accompanying this prospectus will register such shares upon effectiveness. The May Davis Group's registration rights were subsequently transferred along with the warrants to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. The cost of this registration will be borne by us.

        NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $150,000 consisting primarily of professional fees incurred in connection with registering 55,500,000 shares in this offering. In addition, we are obligated to pay the May Davis Group, Inc. a cash placement agent fee equal to 8.4% of each advance.

        USE OF PROCEEDS. We intend to use the net proceeds received under the Line of Credit for general corporate purposes.

        PLACEMENT AGENT. We retained the May Davis Group, Inc. to act as our placement agent in connection with the Line of Credit. We will pay a cash placement agent fee to the May Davis Group, Inc. equal to 8.4% of each advance. Further, we granted to the May Davis Group, Inc. warrants to purchase 1,680,000 shares of common stock. The warrants will become exercisable upon us drawing the initial advance under the Line of Credit. Subsequently, the warrants were transferred by the May Davis Group, Inc. to the following:

          NAME:                              NUMBER OF WARRANTS
          -----                              ------------------
          Mark Angelo                                   420,000
          Hunter Singer                                 420,000
          Joseph Donahue                                420,000
          Robert Farrell                                420,000

        The exercise price of the warrants will be reduced if our company issues or sells shares of common stock for, or issues securities convertible into shares of common stock with a conversion or exercise price of, less than the average closing bid prices of our common stock for the 10 trading days immediately preceding the date of issuance, or in the case of options issued to employees after 30 days of the employees start date, the closing bid price on the date of issuance. In such event, the exercise price of the warrants will be reduced to the price at which such common stock was issued or sold or to the exercise price of such convertible securities. All warrants are exercisable for five years after the date of issuance. The holders of the warrants may, under certain circumstances, exercise the warrants pursuant to a cashless exercise.

        SHAREHOLDER APPROVAL. The sale of debentures and the subsequent issuance of the common stock pursuant to the conversion of such debentures and the issuance of the common stock pursuant to the exercise of the warrants under the Line of Credit is subject to us obtaining the affirmative vote of a majority of our outstanding shares of common stock at a special meeting of our stockholders to be held on December 28, 2000.

                              PLAN OF DISTRIBUTION

        The selling shareholders have advised us that the sale or distribution of our company's common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-counter market or in any other market on which the price of our company's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our company's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our company's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        GMF Holdings, Inc. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Line of Credit agreement. GMF Holdings, Inc. will pay our company 80% of the lowest closing bid price of our company's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 10 days immediately following the notice date of conversion. The 20% discount on the purchase of the common stock to be received by GMF Holdings, Inc. will be an underwriting discount. We retained the May Davis Group, Inc. as our placement agent in connection with the Line of Credit. For its services, the May Davis Group will be paid a placement agent fee consisting of a cash payment of 8.4% of the gross proceeds raised in the Line of Credit, plus 1,680,000 warrants. These warrants have an exercise price of $0.35 per share.

        Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify certain selling shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $150,000 as well as placement agent and consulting fees of 8.4% of the gross proceeds received under the Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Line of Credit.

        We will inform the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. We will advise the selling shareholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING.

OVERVIEW

        Through our wholly-owned subsidiary, we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under three distinct labels:
Avid Sportswear, British Open Collection and Dockers Golf. From our incorporation on September 19, 1997 until March 1, 1999, we had no operations. On March 1, 1999, we acquired Avid Sportswear, Inc., which has been in the business of designing, manufacturing and marketing golf apparel since October 6, 1988. For accounting purposes, the acquisition was treated as a purchase of Avid Sportswear, Inc. All of our business operations are conducted through Avid Sportswear, Inc.

PLAN OF OPERATIONS

        ADDITIONAL FUND RAISING ACTIVITIES. As of September 30, 2000, we had no cash-on-hand. We have historically funded our operations through a combination of internally generated cash, funds loaned to our company by certain of our officers and directors and through the sale of securities. We may need to raise additional funds to meet expected demand for our products in 2000 and beyond. Expenses are anticipated to increase in preparation for the upcoming season due to, among other things, the addition of the Dockers Golf and British Open Collection labels. If we underestimate demand or incur unforeseen expenses in our product design or other areas, such funds may be required earlier. We are registering 50,000,000 shares of common stock issued pursuant to the Line of Credit if and when the Securities and Exchange Commission declares this registration statement effective. The sale of these shares is permitted in most states pursuant to registration or exemptions from registration. With respect to certain other states, we are in the process of attempting to register such shares with the applicable state securities authorities. No assurance can be given that such registration in those states will be accomplished. These shares of common stock may be offered and sold from time to time by selling shareholders of our company, and none of the proceeds generated from such sales will be available to our company.

        SUMMARY OF ANTICIPATED PRODUCT DEVELOPMENT. We spent approximately $285,000 and $430,000 on product development in 1999 and 2000, respectively, and expect to spend approximately $450,000 on product development in 2001 in preparation for future seasons and in designing products for the Dockers Golf and British Open Collection labels. Because these product development efforts are in their infancy, we expect these efforts to continue into the foreseeable future. Initially, these efforts are expected to focus on golf-related apparel and may eventually include other types of apparel. Even after our product lines mature, we expect product development to remain a significant expense due to changing fashions and other factors. We commenced a national roll-out of our Dockers Golf and British Open Collection labels in the Fall of 2000.

        SIGNIFICANT PLANT AND EQUIPMENT PURCHASES. We spent approximately $860,000 to purchase computer hardware and software, telephone and embroidery equipment in 2000. In 2001, we expect to spend approximately $150,000 on additional equipment purchases.

        CHANGES IN NUMBER OF EMPLOYEES. We currently have 62 employees. As shown in the following chart, we anticipate hiring additional personnel during 2001 in connection with our expected growth plans. We believe that these personnel will be adequate to accomplish the tasks set forth in the plan.

                                                                      PROJECTED
                                                      CURRENT         EMPLOYEES
        DEPARTMENT                                   EMPLOYEES          2001
        ----------                                   ---------          ----
        Marketing and Sales                              7                7
        Embroidery and Sewing                            25              17
        Warehousing and Delivery                         9                7
        Design and Production Control                    3                3
        Administrative and Other
        Support Positions                                18              16
                                                      --------        --------
        Total Employees                                  62              50
                                                      --------        --------
        Independent Contractors - Sales                  33              35
                                                      --------        --------



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

        The following table sets forth, for the periods presented, the percentage of net sales represented by certain items in our company's Consolidated Statement of Operations for the nine months ended September 30, 2000 and 1999 and for the three months ended September 30, 2000 and 1999:

                                                  PERCENTAGE OF SALES
                      NINE MONTHS        NINE MONTHS               THREE             THREE
                            ENDED              ENDED        MONTHS ENDED      MONTHS ENDED
                        SEPTEMBER          SEPTEMBER          SEPTEMBER          SEPTEMBER
                         30, 2000           30, 1999           30, 2000           30, 1999
                         --------           --------           --------           --------

Sales, net                 100.0%             100.0%              100.0%            100.0%

Cost of goods sold        (85.0%)            (69.4%)             (73.8%)           (51.5%)

Gross margin                15.0%             30.6%                26.8%             48.5%

Operating expenses       (111.0%)          (132.5%)             (107.6%)           (59.7%)

(Loss) from

operations                (96.0%)          (101.9%)              (81.5%)           (12.4%)

Interest expense           (5.4%)            (1.7%)               (0.9%)            (2.2%)

Net loss                 (100.8%)          (103.6%)              (80.9%)           (14.6%)


-------------------------------------------------------------------------------------------------

THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999

        Our results of operations for the three-month period ended September 30, 1999, included three months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. We acquired Avid Sportswear, Inc. on March 1, 1999. Our results of operations in the three-month period ended September 30, 2000, also included three months of operations of our wholly-owned subsidiary.

        SALES, NET. Sales, net increased $1.5 million, or 187.0%, from $0.8 million to $2.2 million in the three months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

        COST OF GOODS SOLD. Cost of goods sold increased $1.3 million, or 311.5%, from $0.4 million to $1.7 million in the three months ended September 30, 2000 compared to the same period in the prior year, and cost of goods sold as a percentage of sales, net, increased from 51.5% in the three months ended September 30, 1999 to 73.8% in the three months ended September 30, 2000. This increase was primarily attributable to increased sales, net and the higher cost of materials and freight incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines, as well as the need to give concessions to customers caused by late shipping, and the liquidation of inventory from prior seasons.

        GROSS PROFIT. Gross profit increased $0.2 million in the three months ended September 30, 2000 compared to the same period in the prior year. Gross profit as a percentage of sales, net decreased from 48.5% to 26.2% in the three months ended September 30, 1999 and 2000, respectively. This decrease was primarily attributable to the increase in cost of goods sold in the current period compared to the same period in the prior year.

        SELLING EXPENSES. Selling expenses increased $1.0 million, or 693.9%, from $0.1 million to $1.2 million in the three months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the start-up costs incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

        GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.9 million, or 337.0%, from $0.3 million to $1.1 million in the three months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the start-up costs incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

        INTEREST EXPENSE. Interest expense increased $3,612, or 20.6%, in the three-month period ended September 30, 2000, compared to the same period in the prior year. This increase consisted primarily of interest paid in connection with bank loans. We anticipate an increase in interest expense in future periods due to our increased borrowings, including a new factoring arrangement.

        NET LOSS. Net loss increased $1.7 million, or 1,487.6%, from $0.1 million to $1.8 million in the three months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the increase in cost of goods sold, selling expenses and general and administrative expenses in the three-month period ended September 30, 2000.

NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999

        Our results of operations for the nine-month period ended September 30, 1999, included seven months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. Our results of operations in the nine-month period ended September 30, 2000, included nine months of operations of our wholly-owned subsidiary.

        SALES, NET. Sales, net increased $3.6 million, or 152.6%, from $2.3 million to $5.9 million in the nine months ended September 30, 2000 compared to the same period in the prior year. This increase is primarily attributable to the introduction of the Dockers Golf and British Open Collection product lines. The nine-month period ended September 30, 2000, included nine months of operating results compared to seven months of operating results in the same period in the prior year.

        COST OF GOODS SOLD. Cost of goods sold increased $3.4 million, or 209.6%, from $1.6 million to $5.0 million in the nine months ended September 30, 2000 compared to the same period in the prior year. Cost of goods sold as a percentage of sales, net, increased from 69.4% in the nine months ended September 30, 1999 to 85.0% in the nine months ended September 30, 2000. This increase was primarily attributable to increased sales, net and the higher cost of materials and freight incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines, as well as the need to give concessions to customers caused by late shipping, and the liquidation of inventory from prior seasons.

        GROSS PROFIT. Gross profit increased $0.2 in the nine months ended September 30, 2000 compared to the same period in the prior year. Gross profit as a percentage of sales, net decreased from 30.6% to 15.0% in the nine months ended September 30, 1999 and 2000, respectively. This decrease was primarily attributable to the increase in cost of goods sold in the current period compared to the same period in the prior year.

        SELLING EXPENSES. Selling expenses increased $1.9 million, or 365.5%, from $0.5 million to $2.5 million in the nine months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the start-up costs incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

        GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $1.4 million, or 56.6%, from $2.4 million to $3.8 million in the nine months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the start-up costs incurred in connection with the introduction of the Dockers Golf and British Open Collection product lines.

        INTEREST EXPENSE. Interest expense increased $0.3 million, or 707.4%, in the nine-month period ended September 30, 2000, compared to the same period in the prior year. This increase consisted primarily of $0.2 million of interest expense to reflect a discount given in connection with the conversion of debt to equity. In total, during the nine-month period ended September 30, 2000, $1.2 million of debt was converted into 3.2 million shares of common stock at an average price of $0.38 per share.

        NET LOSS. Net loss increased $3.5 million, or 145.6%, from $2.4 million to $6.0 million in the nine months ended September 30, 2000 compared to the same period in the prior year. This increase was primarily attributable to the increase in cost of goods sold, selling expenses, general and administrative expenses and interest expense in the nine-month period ended September 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

        As of September 30, 2000, we had no cash-on-hand and our current liabilities exceeded our current assets. A discussion of how we generated and used cash in the period follows:

        OPERATING ACTIVITIES. Our operating activities used $3.7 million in cash during the nine-month period ended September 30, 2000, consisting mainly of a net loss of $6.0 million and an increase in inventory $2.4 million. These items were partially offset by common stock issued for services valued at $0.7 million, depreciation and amortization expenses of $0.3 million, an increase in accounts payable of $2.4 million, a decrease in accounts receivable of $0.3 million an increase in leases payable of $0.2 million, an increase in due to factor of $0.1 million and an increase in accrued expenses of $0.1 million.

        INVESTING ACTIVITIES. Our investing activities used $0.8 million in cash during the nine-month period ended September 30, 2000, consisting mainly of embroidery equipment, an exhibit booth for trade shows and computer equipment.

        FINANCING ACTIVITIES. Financing activities provided net cash of $4.1 million, generated mainly by the proceeds from related party notes payable of $1.8 million, the issuance of common stock for cash of $2.0 million and proceeds from subscribed stock of $1.8 million, partially offset by payments on notes payable of $1.5 million.

        Due to anticipated demand for our Dockers Golf product line, we will need to rely on external financing to fund our operations for the foreseeable future. Expenses are anticipated to increase as a result of anticipated increases in sales volume. Our need for funding will increase likewise. If we underestimate demand or incur unforeseen expenses in our product design or other areas, such funds may be required earlier.

        In August 2000, we entered into a factoring, letter of credit and revolving inventory facility. Under the terms of these arrangements, we assign substantially all invoices for collection, typically on a non-recourse basis. We may borrow up to 75% of eligible accounts receivable with a factoring commission rate on the net sales factored and interest on the amounts advanced at the factor's index rate plus 4.29%. The index rate was 6.5% at September 30, 2000, corresponding to an interest rate of 10.79%. In addition, we may borrow up to 40% of eligible inventory, subject to a borrowing limit of $2,500,000. In addition a letter of credit facility was established that is not to exceed $3,500,000 subject to a reserve 60% of available borrowing under the revolving facility. The term of the facility is one year and will automatically renew unless either party gives sixty days' notice of its intent not to renew.

        In August 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Earl T. Ingarfield, Michael LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank. The outstanding balance of this loan is included in the convertible notes payable to Lido Capital Corporation and Mr. LaValliere.

        On August 10, 2000, we received a letter from Dockers Golf that our company was in default of the license with Dockers Golf for failure to pay timely our royalty payments for May and June 2000. We have subsequently cured this default to the satisfaction of Dockers Golf.

        In November 2000, our company raised $300,000 in gross proceeds and $255,000 in net proceeds from the sales of convertible debentures. See "Item 2. Changes in Securities and Use of Proceeds."

        On November 28, 2000, we entered into a Line of Credit with GMF Holdings, Inc. Pursuant to the Line of Credit, GMF Holdings, Inc. agreed to acquire up to $10 million of our debentures. The debentures are convertible into shares of our common stock at a conversion price equal to 80% of the closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our company's common stock is traded for the 10 days immediately following the notice date of conversion. The timing of each sale and the number of debentures to be sold is at our discretion, subject to various conditions, including an effective registration of the conversion shares. The dollar amount that our company can request under any individual sale is subject to the average trading volume of our common stock for the preceding 40-day trading period. The maximum term of the Line of Credit is 30 months from the date of the agreement. The agreement contains various representations, warranties and covenants by us, including limitations on our ability to sell common stock or common stock equivalents, sell assets, merge, or enter into certain other transactions.

        In December 2000, our company raised $400,000 from the sale of 2,000,000 shares of common stock. See "Item 2. Changes in Securities and Use of Proceeds."

SEASONALITY

        Our business has been, and will continue to be, highly seasonal, and our quarterly operating results will fluctuate due to the seasonality of our sales of sportswear, among other things. Our sales tend to be highest during our first and second calendar quarters (i.e., January through June), and lowest during our third and fourth calendar quarters (i.e., July through December). Other factors contributing to the variability of our operating results include:

        o   Seasonal fluctuation in consumer demand;
        o   The timing and amount of orders from key customers; and
        o The timing and magnitude of sales of close-out merchandise and availability of products.

        As a result of these and other factors, our operating results may fall below market analysts' expectations in some future quarters, which could materially harm the market price of our common stock.

GOING CONCERN OPINION

        Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 1999 and 1998 financial statements and to their review report to our financial statements as of September 30, 2000, which states that our company does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             DESCRIPTION OF BUSINESS

OVERVIEW

        Through our wholly-owned subsidiary, Avid Sportswear, Inc., we design, manufacture and market distinctive premium and moderately-priced sportswear. We sell our products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Our sportswear is marketed under the following labels:

        o  Avid Sportswear;
        o  Dockers Golf; and
        o  British Open Collection.

        We market sportswear under the "Avid Sportswear" label, in both premium and moderately-priced product categories. Our moderately-priced product category is marketed under the "Dockers Golf" label, while our premium-priced product category is marketed under the "British Open Collection" label. Eventually our product line may include non-apparel, golf-related products. Our products feature distinctive, comfortable designs made primarily of natural fibers. All of our products are manufactured by independent contractors. Embroidering, warehousing and certain other functions are performed in a leased facility located in Gardena, California. Our goal is to become one of the most recognized and respected brands in sports apparel by expansion of existing labels, purchasing other apparel businesses or licensing other brand names. We believe this industry is highly fragmented and ripe for consolidation.

        We were formed on September 19, 1997 in Nevada under the name Golf Innovations Corp. We had no significant operations until March 1, 1999, at which time we acquired Avid Sportswear, Inc. From its inception on October 6, 1988 in California, Avid Sportswear, Inc.'s business has involved the design, manufacture and marketing of golf apparel. On March 1, 1999, Avid Sportswear, Inc. became our wholly-owned subsidiary and it continues to operate as a separate legal entity. To better identify ourselves with the "Avid Sportswear" brand, we changed our name to Avid Sportswear & Golf Corp. on May 27, 1999. All of our operations are conducted through Avid Sportswear, Inc.

FINANCIAL PERFORMANCE

        We have historically lost money. For the nine-months ended September 30, 2000, we sustained losses of $6.0 million. For the year ended December 31, 1999, we sustained losses of $5.0 million. Our independent auditors have noted that our company does not have significant cash or other material assets to cover its operating costs and to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. For more information concerning our financial performance, please see "Risk Factors - We Have Historically Lost Money and Losses May Continue in the Future" and "Management's Discussion and Analysis or Plan of Operation."

PURCHASE OF AVID SPORTSWEAR, INC.

        On December 18, 1998, we entered into an agreement to purchase Avid Sportswear, Inc. from its shareholders. The purchase was completed on March 1, 1999. We paid $725,000 in cash and issued 1,100,000 shares of our common stock to the former shareholders of Avid Sportswear, Inc. In connection with the purchase, we were required to advance $1,826,111 to Avid Sportswear, Inc. to be used to satisfy certain liabilities owed by Avid Sportswear, Inc. Avid Sportswear, Inc. remains liable for any liabilities which existed on March 1, 1999. We received standard representations and warranties from the former shareholders of Avid Sportswear, Inc., who also agreed to indemnify us for certain events.

LICENSES TO USE CERTAIN TRADEMARKS

        Of the three labels our products are marketed under, the "Dockers Golf" and "British Open Collection" are licensed from their respective owners. The "Avid Sportswear" label is owned by our wholly-owned subsidiary. A description of these licenses follows:

        BRITISH OPEN COLLECTION. On December 8, 1998, our wholly-owned subsidiary obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, our wholly-owned subsidiary may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. It is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, our wholly-owned subsidiary must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. Our wholly-owned subsidiary may also deduct uncollectible accounts up to a total of five percent of such sales. The guaranteed minimum royalty is as follows:

          CONTRACT YEAR:        MINIMUM ROYALTY:
          --------------        ----------------
               1                     $100,000
               2                     $125,000
               3                     $150,000
               4                     $175,000
               5                     $200,000
               6                     $200,000
               7                     $200,000

        The licensor has the right to approve or disapprove in advance of sale the quality, style, color, appearance, material and workmanship of all licensed products and packaging. It may also approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Our wholly-owned subsidiary must submit samples of the licensed products to the licensor for examination and approval or disapproval prior to sale.

        DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, non-assignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and the Caribbean. It has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of-season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows:

          CONTRACT YEAR:        MINIMUM ROYALTY:
          --------------        ----------------
               1                    $250,000
               2                    $540,000
               3                    $765,000
               4                    $990,000

        The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows:
$25,000 on March 31, 2000,  $50,000 on June 30, 2000,  $75,000 on September  30,
2000 and $100,000 on December 31, 2000.

        Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

BUSINESS STRATEGY

        Our goal is to become one of the most recognized and respected brands in sports apparel. Key elements of our business strategy include:

        o EXPAND PRODUCT LINE. We intend to expand our product line by increasing our volume of private label "made for" and corporate sales. In addition, we intend to expand our product line by licensing or purchasing existing brands of sportswear. We expect to target brands which will complement the existing brands by filling a perceived market niche, having name recognition and/or offering new price points. We believe this strategy is best demonstrated by the purchase of the "Avid Sportswear" label and the license of the "Dockers Golf" and "British Open Collection" labels.

        o MARKET PENETRATION OF EXISTING LABELS. We hope to leverage our brands into greater shelf space by cross-promoting our products and by offering in-store fixturing programs. In addition, we intend to hire additional sales staff and independent sales representatives to broaden our customer base. We currently sell to over 800 customers in the United States. We estimate that the United States market is comprised of more than 4,500 golf pro shops and 1,000 better specialty stores. We intend to use our labels and sales staff to broaden our customer base and increase our average order size.

        o INTERNATIONAL MARKETS. We believe the international markets will provide us with new opportunities for the Avid Sportswear label and other labels we may acquire in the future. We intend to enter these markets in the future by using distributors and licensees who are familiar with the local markets. We believe international markets are receptive to American lifestyle apparel brands in general and will be receptive to the Avid Sportswear label in particular.

MARKET

        Our target customers are sports-minded professional men and women who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We believe golf's popularity has risen in recent years. According to the National Golf Foundation and McKinsey & Company, the number of rounds played in the United States was 530 million rounds in 1998 and is projected to increase to 630 million rounds in 2010. Over this same time frame, according to the National Golf Foundation and McKinsey & Company, the number of golfers in the United States is projected to increase from 26 million golfers in 1998 to 29 million golfers by 2010. The National Golf Foundation projects the market for sales of sportswear apparel sold through all golf facilities to increase between 3% to 5% annually through 2005. As indicated above, we believe there are over 4,500 golf pro shops and 1,000 better specialty stores in the United States.

COMPETITION

        The sportswear and outerwear segments of the apparel industry are highly competitive. Competition is based primarily on brand recognition, product differentiation and quality, style and production flexibility. Five companies account for about one-quarter of all apparel sales in the industry. These companies are: Polo/Ralph Lauren, Cutter & Buck, Ashworth, Antiqua and Izod. Between 200 and 300 companies account for the remaining apparel sales in the industry. Many of these companies have greater resources and sell brands with greater name recognition than us. We are attempting to differentiate ourselves from our competitors by purchasing or licensing well-established brand names and producing high quality, stylish sportswear.

PRODUCTS

        We  design   industry-leading   products   which  feature   high-quality
materials, such as fine-gauge combed cotton, virgin wools and performance microfibers. Our products are finished with unique trims, special fabric finishes and washes and extra needlework. All of our manufacturing is outsourced to independent contractors. We offer distinctive products under the following three labels:

        o  Avid Sportswear;
        o  Dockers Golf; and
        o  British Open Collection.

        AVID SPORTSWEAR. The Avid Sportswear label is designed exclusively for the men's market and is sold in the premium and mid-priced product categories. This product line features higher quality materials and sewing, and more detailed designs in the premium category than in the mid-priced category. It is marketed to golfers and others.

        DOCKERS GOLF. The Dockers Golf label is designed for the men's market. It is marketed to brand-conscious golfers seeking moderately priced, high quality golf apparel. This label appeals to the casual market, and is rugged and durable.

        BRITISH OPEN COLLECTION. The British Open Collection label is designed for the men's market. It is marketed exclusively as a premium brand, and combines the elegance and tradition that characterizes the British Open Golf Tournament. This label is made of the finest quality material and features detailed designs and embroidery.

PRODUCT DEVELOPMENT

        Our experienced product development team determines product strategy, color and fabric selection. With respect to the "British Open Collection" and "Dockers Golf" labels, the respective licensors have the right to approve or disapprove the design and other aspects of our products prior to sale and may require modifications. Our design and production teams coordinate product development, negotiate price and quantity with cutting and sewing contractors, purchase fabrics and trim, and establish production scheduling. These teams also coordinate the inspection of fabric deliveries and perform fabric testing for shrinkage and color-fastness. Except for embroidering, all manufacturing is outsourced to independent contractors. We do not have any long-term agreements with our contractors. Our quality control personnel are responsible for inspecting finished goods on arrival from our contractors.

        The production of our product lines is time sensitive. Due to seasonal variations in the demand for golf apparel, we are required to forecast market demand, place raw material orders and schedule cutting and sewing services in order to have inventory available to meet projected sales. Our designs are usually finalized between six and nine months prior to the display of our seasonal product lines by customers. We design for two collections per year, the spring/summer and winter/fall seasons. Collections are shipped about three to four months in advance of display by our customers.

        Since we did not begin significant operations until March 1, 1999, the date we acquired Avid Sportswear, Inc., we did not spend any money on product development in 1998 or 1997. We spent approximately $280,000 in 1999. We expect to spend approximately $430,000 and $450,000 in 2000 and 2001, respectively, on product development. None of these costs were borne directly by our customers.

SOURCES OF SUPPLY

        The design staff is responsible for creating innovative products for our two seasonal collections. During the design process, our manufacturing sources develop new seasonal textiles in association with the design team. This enables us to source a wide variety of textile and printed artwork designs. Our materials are sourced from a wide variety of domestic and foreign suppliers. We believe we can replace the loss of any supplier without causing any material harm to our business.

DISTRIBUTION AND SALES

        GENERAL. Our products are distributed in the United States primarily through golf pro shops, resorts and specialty stores. Our products are sold through a dedicated sales staff as well as independent sales representatives. As of December 1, 2000, our sales staff was composed of five employees and thirty-four independent sales representatives. Each employee or sales representative is responsible for serving targeted accounts in a specific geographic region through merchandise consultation and training, and for meeting specific account growth and average-order-size goals. They present our collections each season at national and regional trade shows and at customers' stores through promotional literature and samples. In addition to other responsibilities, these employees and sales representatives implement our merchandise fixturing program with suitable golf pro shops, resorts and specialty stores. Our products are typically sold on open account with payment required within thirty days. Certain large customers may require extended credit terms as a condition to carrying a product line. We will where required conform to this industry practice.

        AVID SPORTSWEAR. The Avid Sportswear product line is distributed in the United States primarily through golf pro shops, resorts and specialty stores. This product line is an approved vendor with Collegiate Licensing Company and is sold to several professional sports teams.

        BRITISH OPEN COLLECTION. The British Open Collection product line is distributed in the United States primarily through department stores and high-end golf pro shops. In the upcoming season, we intend to expand our customer base by targeting high-end golf pro shops, resorts and specialty stores.

        DOCKERS GOLF. The Dockers Golf product line is distributed in the United States and the Caribbean primarily through golf pro shops and specialty golf stores. We believe this product line will have broad appeal and expect to target traditional mass merchandise retail outlets as well as the golf pro shops, resorts and specialty stores.

MERCHANDISING AND MARKETING

        We believe our three labels are well-positioned to cater to premium-priced and moderately-priced product categories. Avid Sportswear addresses the premium and moderately priced product categories. The British Golf Collection is an upscale, premium priced product line, and the Dockers Golf is a brand conscious, moderately priced product line. We hope to leverage these brands to expand our product offerings, customer base and average-order-size. All of our products have golf-themes and are color-related. Our labels are generally featured prominently on our products and displays to help build brand loyalty. Our products are directed at sports-minded professional men who like casual, high-quality and distinctively styled apparel that reflects an active lifestyle. We expect our product lines to appeal to both golfers and others who identify with an active lifestyle.

        We currently advertise in national and regional trade magazines and participate in various trade shows. Our products are also marketed on the World Wide Web at http://www.avidsportswear.com, where we provide information and pictures of products. Our promotional program offers point-of-sale displays maintained by our sales staff and independent sales representatives. This in-store fixturing program helps to showcase these collections and enhances our brand image at the point of sale. The fixtures are designed to display assorted elements of our collections and allow the consumer to easily assemble and purchase coordinated outfits.

        Our merchandise is sold and shipped to customers in collection groups. We believe this will help to reinforce the strength of our product offerings.

        For specialty items, we have developed an in-house embroidery service and also work with independent embroiderers to embroider the customer's name or logo on our garments.

ORDER BOOKING CYCLE AND BACKLOG

        We receive our orders for a season over a ten month period beginning when samples are first shown to customers and continuing into the season. We begin to take orders for our fall collections in January, generally for delivery between May and October and for our spring collection in August, generally for delivery between November and April. Our domestic backlog, which consists of open, unfilled customer orders, has not historically comprised a significant part of our business. We expect our domestic backlog to become significant in the future with the appeal of the Dockers Golf and British Open Collection labels.

INTELLECTUAL PROPERTY

        We are attempting to build a brand name in the golf apparel industry. To that end, we have received trademark protection in the United States and in the European Community for the "Avid" name and logo. We are evaluating whether to apply for trademark protection in other countries. Our name and logo are regarded as valuable assets and critical to marketing our products.

        The names and logos associated with the "British Open Collection" and "Dockers Golf" are licensed from their respective owners.

STOCK AND OPTION ISSUANCES FOR PERSONAL GUARANTEES

        Several individuals have personally guaranteed our lease obligations and other corporate indebtedness. In exchange for these personal guarantees, our company had agreed to issue the following individuals the number of shares of common stock opposite their names:

        NAME                        NUMBER OF SHARES

        Earl T. Ingarfield             11,500,000
        Thomas Browning                3,000,000
        Michael LaValliere             3,000,000
        Jeffrey Abrams                 2,000,000
        Stephen Ponsler                2,000,000

        On January 17, 2000, all of the above described transactions were rescinded and, in lieu thereof, our company granted the following options:

        NAME                        NUMBER OF SHARES       EXERCISE PRICE

        Earl T. Ingarfield              200,000                 $0.30
        Thomas Browning                 200,000                 $0.30
        Michael LaValliere              200,000                 $0.30
        Jeffrey Abrams                  200,000                 $0.30
        Stephen Ponsler                 200,000                 $0.30

Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. Lavaliere and Lido Capital Corporation.

MR. INGARFIELD OBTAINED CONTROL OF OUR COMPANY ON JUNE 4, 1998

        As mentioned earlier in this filing, we were formed on September 19, 1997 in Nevada. On or about June 4, 1998, Lido Capital Corporation, an entity wholly-owned by our President, Mr. Ingarfield, purchased 3,000,000 shares of common stock (adjusted for a 3 for 1 stock split) for $150,000 from our founding shareholders, Thomas Gelfand, Robert Gelfand and Jin Sook Lee. At the time of the purchase, our company had 6,300,000 shares of common stock outstanding (adjusted for a 3 for 1 stock split). As a result, Mr. Ingarfield owned 47.6% of our company's outstanding capital stock. Mr. Ingarfield currently owns 31.1% of our company's outstanding capital stock.

LEGAL PROCEEDINGS

        We are involved in various claims and legal actions arising in the ordinary course of business. In our opinion, the ultimate disposition of these matters will not have a material adverse effect on our company.

                                   MANAGEMENT

        Information concerning our current executive officers and directors is set forth in the following table:

          NAME:                  AGE:    POSITION:

          Earl T. Ingarfield      41     President, Chief Executive Officer and
                                         Chairman

          Jerry L. Busiere        65     Secretary, Treasurer and Director

          Michael E.              39     Director
          LaValliere

          Thomas L. Browning      40     Director

          Barnum Mow              43     Director and Chief Executive  Officer
                                         and President of Avid Sportswear, Inc.

          David Roderick          47     Executive Vice-President of
                                         Merchandising and Design of Avid
                                         Sportswear, Inc.

        EARL T. INGARFIELD has been the Chief Executive Officer, President and Chairman since June 1998. Since June 30, 1995, Mr. Ingarfield has also been the sole owner of Lido Capital Corporation, a privately-held company in Sarasota, Florida. From 1979 to 1987, he was a professional hockey player for the Atlanta Flames, Calgary Flames and Detroit Red Wings. For many years, he has also been involved in Indy-car racing, offshore boat racing and is an avid golfer.

        JERRY L. BUSIERE has been the Secretary, Treasurer and a Director since June 1998. Mr. Busiere has over forty-one years of experience in accounting and taxation. From 1997 to July 1998, he was Controller of Lido Capital Corporation, a privately-held company owned by Mr. Ingarfield. From 1989 to 1995, he was a Senior Rate Analyst and Chief Financial Officer of Poly-Portables, Inc., a Georgia-based manufacturing company. From 1962 to 1988, he owned his own accounting practice. He has served as a consultant for numerous companies, such as Wellcraft Boat Manufacturing, Englewood Disposal Service, Poly-Portables, Inc., Colony Beach Resort, Buccaneer Inn and Far Horizon Resorts. He received an A.S. Degree in 1973 from the University of South Florida in Sarasota, Florida.

        MICHAEL E. LAVALLIERE has been a Director of our company since June, 1998. Since 1996, he has also been President and CEO of Collaborative Marketing Services, Inc. ("CMS"), a leader in the marketing and distribution of kiosk advertising programs and point of sale machines in a broad range of applications. Under Mr. LaValliere's leadership, CMS has become an industry leader in the area of web page design activities for the Internet. From 1993 to 1996, he served as Vice President of Sales and Marketing for Interactive Golf Services, Inc. ("IGSI"), a company which provided touch screen kiosks to the golf market. Under Mr. LaValliere's direction, IGSI developed a client base which included Maxfli Golf Co., Taylor Made Golf Co. and Cleveland Golf Co. From 1981 to 1995, he was a professional baseball player as a member of the Philadelphia Phillies (1981-1984), St. Louis Cardinals (1985-1986), Pittsburgh Pirates (1987-1992) and Chicago White Sox (1993-1995). While a member of the Pirates and White Sox, he was elected to serve as the player union representative with negotiation responsibilities in the area of labor contracts, pension plans, player marketing rights and licensing agreements.

        THOMAS L. BROWNING has been a Director of our company since June, 1998. From 1992 to 1996, he was a member of the Cincinnati Reds Major League Baseball team. Since retiring from professional baseball, Mr. Browning has been a General Partner of Ashley Canterbury, a residential construction company in the greater Cincinnati area, and also serves an active role in community youth programs and the United Way.

        BARNUM MOW has been Chief Executive Officer and President of Avid Sportswear, Inc. since September, 1999. From 1983 until September 1999, Mr. Mow was Senior Vice President of Bugle Boy Industries, a wholesale and retail apparel company with combined annual sales of $550,000,000. Over a sixteen year period of progressive management responsibility, Mr. Mow became responsible for Bugle Boy's operations, distributions, sales, and management information systems. Most recently, he led a management team, comprised for four vice-presidents and four directors, which was responsible for over nine hundred employees and a $40,000,000 annual operating budget. Mr. Mow managed four distribution sites, totaling over one million square feet in size and which supported two thousand five hundred wholesale accounts and two hundred sixty retail stores; the integration of software development with hardware platforms used to support Bugle Boy's activities; and Bugle Boy's website, intranet, telecommunications, video conferencing, and Internet e-commerce. He was responsible for costing, merchandising, product development, production, and bringing to market four different line breaks per year. Mr. Mow was also the National Sales Manager for Bugle Boy Active Wear, Swim Wear and T-shirts, which accounted for $70,000,000 in annual sales. Mr. Mow received a B.S. in Business Administration from the University of Southern California.

        DAVID RODERICK had been a Director of our company from March 1, 1999 to November 26, 1999 and Executive Vice-President of Merchandising and Design of our wholly-owned subsidiary since September, 1999. In this capacity, Mr. Roderick is primarily responsible for our company's three brands: Avid Sportswear, Dockers Golf and British Open Collection. Mr. Roderick founded Avid Sportswear, Inc. in October of 1988. He served as President of Avid Sportswear, Inc. until September, 1999, during which time he was responsible for the product and brand development of the Avid Sportswear brand name.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid by our company to its Chief Executive Officer and all other current executive officers who were serving as executive officers at the end of 1999 and who received in excess of $100,000:

                                ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                              ---------------------   -------------------------------------------------------------
                                                      OTHER           RESTRICTED     SECURITIES
                                                      ANNUAL           STOCK        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL                                    COMPENSATION    AWARD(S)       OPTIONS         COMPENSATION
POSITION(S)              YEAR   SALARY ($)  BONUS($)      ($)           ($)            (#S)              ($)
-------------------------------------------------------------------------------------------------------------------

Earl T. Ingarfield(1)    1999          --       --         --              --              --                --
Chief Executive          1998          --       --         --              --              --                --
Officer, President and
Chairman of the Board
of Directors
Jerry L. Busiere(2)      1999          --       --         --              --              --                --
Secretary, Treasurer
and Director             1998          --       --         --              --              --                --
Barnum Mow(3)            1999     $70,577   $25,000        --       $360,000(4)       864,477                --
President of Avid
Sportswear, Inc.
David Roderick,          1999    $150,000       --    $12,000              --                                --
Executive
Vice-President of        1998    $150,000       --    $12,000              --                                --
Merchandising and
Design of Avid
Sportswear, Inc.(5)


        ---------------------

        (1) Mr. Ingarfield became Chief Executive Officer, President and Chairman of the Board of Directors in June, 1998.

        (2)     Mr. Busiere became Secretary,  Treasurer and a Director in June,
                1998.

        (3) Mr. Mow became Chief Executive Officer and President of our wholly-owned subsidiary on September 17, 1999.

        (4) Reflects 1,200,000 shares of our common stock issued to Mr. Mow valued at $0.30 per share.

        (5) Mr. Roderick's other annual compensation consists of a company car and automobile insurance.

EMPLOYMENT AGREEMENTS

        On February 29, 2000, we entered into a three-year employment agreement with Mr. Ingarfield. Pursuant to this agreement, Mr. Ingarfield is employed as the Chief Executive Officer and President of our company. Mr. Ingarfield has an annual base salary of $325,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Except in the event of a change of control or other special circumstance, Mr. Ingarfield's salary (less employment taxes) will be paid quarterly in our company's stock on the last day of each calendar quarter. In addition, Mr. Ingarfield will be entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors. Mr. Ingarfield is entitled to a company car. In the event that Mr. Ingarfield's employment is terminated by our company without "cause" or by Mr. Ingarfield for "good reason" (which includes a change of control), he is entitled to receive all accrued or earned but unpaid salary, bonus (defined as an amount equal to the prior years' bonus) and benefits for the lesser of the balance of the term or three years. In addition, Mr. Ingarfield is entitled to certain relocation expenses incurred in a change of principal residence. The agreement provides that Mr. Ingarfield will not compete with our company during his employment and for two years thereafter unless his employment is terminated by our company without "cause" or by Mr. Ingarfield for "good reason." Mr. Ingarfield has demand and piggy-back registration rights with respect to his stock in our company. Mr. Ingarfield may require our company to file a registration statement with respect to this stock on an annual basis. Additional terms of Mr. Ingarfield's employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB, as amended.

        Our wholly-owned subsidiary entered into a three year employment agreement with Barnum Mow, commencing September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of our wholly-owned subsidiary, Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the Board of Directors of Avid Sportswear, Inc. In addition to his salary, Mr. Mow also received a bonus of $25,000 in 1999. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer reimburses Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties. On January 25, 2000, our company granted Mr. Mow options to purchase 864,477 shares of our common stock at a purchase price of $0.375 per share. In February 2000, our company issued Mr. Mow 1,200,000 shares of our company's common stock. Additional terms of Mr. Mow's employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB (as amended).

        Our wholly-owned subsidiary also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January, 1999, until September, 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September, 1999, Mr. Roderick became the Executive Vice President of Merchandising and Design. His base salary is $181,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties. Additional terms of employment are set forth in his employment agreement, which is included as an exhibit to our company's Registration Statement on Form 10-SB (as amended) filed with the Commission on December 1, 1999.

        We have not entered into an employment agreement with Mr. Busiere.

STOCK PLAN

        On January 17, 2000, we adopted our company's 2000 Stock Incentive Plan, under which our key employees, consultants, independent contractors, officers and director are eligible to receive grants of stock or stock options. Our company has reserved a total of 3,000,000 shares of common stock under the incentive plan. It is presently administered by the Board of Directors. Subject to the provisions of the incentive plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and determine the terms and conditions and the number of shares issued pursuant thereto.

        The maximum term of any option granted under the incentive plan is ten years, except that with respect to incentive stock options granted to a person possessing more than ten percent of the total combined voting power of all our classes of stock, the maximum term of such options is five years. The exercise price of incentive stock options under the incentive plan is the fair-market value of the stock underlying the options on the date of grant and, in the case of an incentive stock option granted to a ten-percent shareholder, the exercise price must be at least 110% of the fair-market value of our stock at the time the option is granted.

        On January 17, 2000, we granted stock options as follows:

          NAME:                NO. OF SHARES:     EXERCISE PRICE:     EXPIRATION:
          ----                 -------------      --------------      ----------

          Earl T. Ingarfield       200,000             $0.30          January 16, 2010

          Thomas Browning          200,000             $0.30          January 16, 2010

          Michael                  200,000             $0.30          January 16, 2010
          LaValliere

          Steven Ponsler           200,000             $0.30          January 16, 2010


          Jeff Abrams 200,000 $0.30 January 16, 2010 These options were granted in exchange for these individuals' agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation. See "Executive Compensation - Stock Plan."

RESTRICTED STOCK GRANT

        On January 17, 2000, we granted Barnum Mow, Chief Executive Officer and President of our wholly-owned subsidiary, 1.2 million shares of our common stock, in part, to provide an economic incentive to maximize our financial results. These shares will be restricted shares; all shares were vested upon grant and none are subject to any restrictions.

                             DESCRIPTION OF PROPERTY

        Our corporate headquarters are located at 22 South Links Avenue, Suite 204, Sarasota, Florida 34236. Our corporate headquarters occupies about 2,017 square feet pursuant to a five year lease which will expire on June 30, 2004. Most of our operations are conducted from a 39,640 square foot production and warehouse facility in Gardena, California leased by our wholly-owned subsidiary. This lease has a five year term, expiring on March 31, 2004. We believe our existing facilities will be adequate for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth as of December 1, 2000, the names, addresses and stock ownership in our company for the current directors and named executive officers of our company and every person known to our company to own five percent (5%) or more of the issued and outstanding shares of the common stock:

                                                   SHARES           ACQUIRABLE
                      NAME AND ADDRESS           BENEFICIARY           WITHIN          PERCENTAGE
TITLE OF CLASS:     OF BENEFICIAL OWNER:           OWNED:           60 DAYS(1):      OF CLASS(2):
---------------     --------------------           -----            -----------      ------------
Common          Earl T. Ingarfield(3)(5)          14,256,017           200,000           31.1%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          Jerry L. Busiere                     100,000                --            0.2%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          Thomas L. Browning(5)              1,289,359           200,000            3.2%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          Michael LaValliere(5)              1,562,940           200,000            3.8%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          David Roderick                     1,000,000                --            2.2%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          Barnum Mow(4)                      1,200,000           864,477            4.4%
                22 South Links Avenue,
                Suite 204
                Sarasota, Florida  34236

Common          All Officers and Directors        19,408,316         1,464,477           44.9%
                as a Group(4)(5)

----------------------

(1) Reflects the number of shares that could be purchased by exercise of options available at December 1, 2000 or within 60 days thereafter under our company's 2000 Stock Incentive Plan.

(2) Based on 46,479,406 shares of common stock outstanding as of December 1, 2000, plus options to purchase 864,477 shares at $0.375 per share granted to Mr. Mow and options to purchase a total of 600,000 shares at $0.30 per share granted under our stock plan to Messrs. Ingarfield, Browning and LaValliere. See "Executive Compensation - Stock Plan." This excludes warrants to purchase 100,000 shares at an exercise price of $0.50 per share to an investor, warrants to purchase 285,714 shares at an exercise price of $1.50 per share and warrants to purchase 39,000 shares at $0.01 per share.

(3) Includes all stock held by Mr. Ingarfield and Lido Capital Corporation, an entity in which Mr. Ingarfield is the sole owner, officer and director.

(4) Includes options granted on January 25, 2000 to purchase 864,477 shares of $0.375 per share.

(5) Includes options to purchase 200,000 shares at $0.30 per share granted to each of Messrs. Ingarfield, Browning and LaValliere. See "Executive Compensation - Stock Plan."

POTENTIAL CHANGE OF CONTROL

        To secure some of our indebtedness, Mr. Ingarfield pledged (i.e., tendered shares of common stock to the lender as security for the indebtedness) 9,000,000 shares of common stock in our company. If we are unable to repay this indebtedness when due or otherwise default on such indebtedness, then the lender may foreclose on these shares of common stock in satisfaction of all or part of such indebtedness. This would result in the lender becoming the owner of these shares. As a result, the lender would be able to exert significant control over our company.

        In August 2000, the outstanding balance of our company's loan with the lender, including all collateral security and guarantees associated therewith, were assigned to Mr. LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to the lender. The outstanding amounts owed to Mr. LaValliere and Lido Capital Corporation are convertible into common stock of our company under the terms of the December 1, 1999 convertible demand notes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        LOANS. From time to time we have entered into related party transactions primarily to finance the operations of our company. The company has borrowed money periodically from Messrs. Ingarfield, Browning and LaValliere. Some of the loans described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all loans from Mr. Ingarfield and Lido Capital Corporation are reflected as loans from Mr. Ingarfield. Below is a summary of all loans to and from related parties since January 1, 1998:

        o In 1998, our company loaned a total of $253,500 to Mr. Ingarfield, consisting of a $100,000 loan on June 25, 1998, a $143,500 loan on November 30, 1998 and a $10,000 loan on December 31, 1998.

        o In January 1999, Mr. Browning loaned $50,000 to our company. In addition, Mr. Ingarfield repaid $237,000. Our company loaned an additional $126,500 to Mr. Ingarfield in January 1999.

        o In February 1999, Mr. Ingarfield repaid $20,000 to our company and our company loaned Mr. Ingarfield $5,704. In addition, Mr. LaValliere and Mr. Browning loaned $35,000 and $47,000, respectively, to our company.

        o In March 1999, Mr. Ingarfield repaid $500 to our company. In addition, our company loaned Mr. Ingarfield $15,000.

        o In April 1999, Mr. Ingarfield repaid $116,250 to our company and our company loaned an additional $26,562 to Mr. Ingarfield.

        o In May 1999, Mr. Ingarfield paid off the balance of his loan to our company in the amount of $53,516 and loaned our company $136,484. Further, our company repaid $40,292 to Mr. Ingarfield.

        o In June 1999, Mr. Ingarfield loaned $151,000 to our company and our company repaid $51,000 to Mr. Ingarfield.

        o   In July 1999, Mr. Ingarfield loaned $30,000 to our company.

        o   In August 1999, Mr. Ingarfield loaned $30,000 to our company.

        o   In September 1999, Mr. Ingarfield loaned $53,000 to our company.

        o   In October 1999, Mr. Ingarfield loaned $25,000 to our company.

        o   In November 1999, Mr. Ingarfield loaned $53,919 to our company.

        o In December 1999, Mr. Ingarfield loaned $394,509 to our company. In addition, Mr. Browning loaned $300,000 to our company. As described in more detail below, the entire outstanding principal balance, plus accrued interest, of Mr. Ingarfield's loan and $97,000 of Mr. Browning's loan were converted into shares of our common stock on December 28, 1999.

        Effective December 1, 1999, Messrs. Ingarfield, LaValliere and Browning entered into revolving convertible demand notes in the amounts of $1,500,000, $125,000 and $500,000, respectively. Each of these notes is due on demand and bears an annual interest rate of 10%. As of December 28, 1999, accrued but unpaid interest on these loans was $52,927, owed as follows: $39,131 to Mr. Ingarfield, $10,659 to Mr. Browning and $3,137 to Mr. LaValliere. Interest on all three notes is payable monthly commencing on April 1, 2000. The holders can elect to convert the indebtedness into shares of common stock at any time at a price equal to 80% of our common stock's closing price on the date of conversion. The company recognized additional interest expense of $293,381 to reflect the 20% discount. Effective December 28, 1999, Messrs. Ingarfield, Browning and LaValliere elected to convert all or a portion of the then outstanding principal and interest under such convertible notes into shares of common stock, as follows:

      NAME:                     INDEBTEDNESS:      CONVERSION PRICE:     NO. OF SHARES:
      ----                      ------------       ----------------      -------------
      Mr. Ingarfield             $821,750              $0.22               3,735,227

      Mr. Browning               $107,659              $0.22                 489,359

      Mr. LaValliere              $38,137              $0.22                 173,350

        o In January 2000, Mr. Ingarfield loaned our company a total of $557,562, Mr. LaValliere loaned our company a total of $125,000 and Mr. Browning loaned our company a total of $200,000.

        o In February 2000, our company issued 1,200,000 shares of our common stock to Barnum Mow in consideration of his employment.

        o In February 2000, Mr. Ingarfield loaned our company a total of $182,000. Pursuant to the terms of his convertible demand note, on January 25, 2000, Mr. Ingarfield elected to convert $247,562 into 825,207 shares of our common stock at a conversion price of $0.30 per share, or 80% of the closing price on that date. Also on that date, Mr. LaValliere elected to convert $125,000 into 416,667 shares of common stock at a conversion price of $0.30 per share.

        o On February 1, 2000, Mr. Ingarfield elected to convert $236,498 into 695,583 shares of our common stock at a conversion price of $0.34 per share, or 80% of the closing price on that date.

        o In March 2000, Mr. Ingarfield loaned our company a total of $119,462.

        o In April 2000, our company repaid $372,964 to Mr. Ingarfield. Also in April 2000, our company loaned a total of $201,706 to Mr. Ingarfield upon the same terms as the funds previously borrowed from Mr. Ingarfield.

        o   In May 2000, our company loaned a total of $8,500 to Mr. Ingarfield.

        o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock. In addition, in June 2000, our company loaned Mr. Ingarfield a total of $207,000.

        o In July 2000, Mr. Ingarfield repaid all of the indebtedness owed by him to our company. In addition, Mr. Ingarfield loaned our company a total of $111,425.

        o In August 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Mr. LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank. The outstanding amounts owed to Mr. LaValliere and Lido Capital Corporation are convertible into common stock of our company under the terms of the December 1, 1999 convertible demand notes.

        SALE OF STOCK. In addition to the loans referenced above, our company has sold common stock to Earl Ingarfield, Thomas Browning and Michael LaValliere in order to help finance our company's operations. We also issued common stock to David Roderick in connection with the acquisition of Avid Sportswear, Inc. Below is a summary of all sales or issuance of common stock to such persons since January 1, 1998:

        o In June 1998, we sold 6,000,000 shares of common stock to Mr. Ingarfield for $0.05 per share paid in cash and services. Total consideration paid for these shares was $20,000 in cash and $280,000 in services. An administrative expense was recorded to value the sale to $0.05 per share. The number of shares issued reflects a three-for-one split on July 23, 1998.

        o In August 1998, we sold 500,000 shares of common stock to each of Messrs. Browning and LaValliere for $0.15 in cash per share and 100,000 shares of common stock to Mr. Busiere for $0.15 per share, payable in the form of a subscription receivable. Total consideration paid for these shares was $165,000.

        o In January 1999, we sold 100,000 shares of common stock to the parents of Mr. Ingarfield for $0.25 in cash per share. Total consideration paid for these shares was $25,000.

        o In January 1999, we issued 1,000,000 shares of common stock to Mr. Roderick in connection with the acquisition of Avid Sportswear, Inc. The company valued these shares at $0.75 per share, for total consideration of $750,000.

        o In December 1999, and as noted above, we issued 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere upon the conversion of indebtedness. Messrs. Ingarfield, Browning and LaValliere converted $821,750, $107,659 and $38,137, respectively, of indebtedness. These shares were converted at a price of $0.22 per share.

        o In January 2000, we issued 825,207 shares to Mr. Ingarfield upon the conversion of $247,562 of indebtedness and 416,667 shares to Mr. LaValliere upon the conversion of $125,000 of indebtedness. On February 1, 2000, Mr. Ingarfield elected to convert $236,498 of indebtedness into 695,583 shares of our common stock at a conversion price of $0.34 per share.

        o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

        OTHER. In addition to the transactions listed above, our company entered into the following transactions with related parties:

        o On January 17, 2000, our company granted options to purchase up to 200,000 shares, or a total of 1,000,000 shares, of our stock to each of Messrs. Ingarfield, Browning, LaValliere, Ponsler and Abrams. Messrs. Ponsler and Abrams are shareholders of our company. The purchase price of these options was $0.30 per share, or $0.075 per share less than the closing price on January 17, 2000. These options were granted in exchange for these individuals agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. See "Executive Compensation - Stock Plan." Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

        o On January 17, 2000, our company granted Mr. Mow 1.2 million shares of restricted stock in our company. These shares were valued at $360,000, or $0.30 per share. In addition, Mr. Mow was granted options to purchase 864,477 shares of stock at $0.375 per share.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

        The company's common stock began trading on the Over-the-Counter Bulletin Board on March 24, 1998, under the symbol "GFIO." On July 22, 1999, our company's symbol was changed to "AVSG." On December 2, 1999, our company's common stock was no longer eligible for quotation on the OTC BB because our company's Registration Statement on Form 10-SB had not been declared effective by the Commission as of that date. On that date, our company's common stock began trading on the "pink sheets." Our company began trading again in the OTC BB May 9, 2000. The company's high and low bid prices by quarter during 1998, 1999 and 2000 are as follows: (2)

                                                CALENDAR YEAR 2000(1)
                                              HIGH BID           LOW BID

                 First quarter                 $0.8100           $0.2500
                 Second Quarter                $0.6250           $0.2500
                 Third Quarter                 $0.6875           $0.2550

                                                CALENDAR YEAR 1999(1)
                                              HIGH BID           LOW BID

                 First quarter                 $2.0000           $0.7500
                 Second quarter                $1.4688           $0.8750
                 Third quarter                 $1.1250           $0.6875
                 Fourth quarter                $1.0938           $0.2500

                                                CALENDAR YEAR 1998(1)
                                              HIGH BID           LOW BID

                 Second quarter                $1.2500           $0.5000
                 Third quarter                 $3.0000           $0.7500
                 Fourth quarter                $1.5000           $0.4375

-------------------------

(1) These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

(2) These quotations reflect high and low bid prices form the OTC BB and the "pink sheets."


        On December 1, 2000, our company had approximately 197 shareholders of record.

        We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future. Our loan agreement with First State Bank, which was assigned to Lido Capital Corporation and Mr. LaValliere, prohibits the payment of dividends.

                            DESCRIPTION OF SECURITIES

        AUTHORIZED CAPITAL STOCK. The authorized capital stock of our company consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date hereof, our company has 44,114,405 shares of common stock outstanding. The company also has the following options and warrants outstanding:

              TYPE               NUMBER OF SHARES           EXERCISE PRICE

           Options                   600,000                     $0.30

           Options                   864,477                     $0.375

           Options                   475,000                     $0.35

           Warrants                  100,000                     $0.50

           Warrants                  285,714                     $1.50

           Warrants                   39,000                     $0.01

        The following description is of the material terms of our capital stock. Additional information may be found in our company's articles of incorporation included as an exhibit to our Registration Statement on Form 10-SB (as amended) filed with the Securities and Exchange Commission.

        COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. The company has no present plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

        The following provisions of the Articles of Incorporation and Bylaws of our company could discourage potential acquisition proposals and could delay or prevent a change in control of our company. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.

        AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

        BLANK CHECK PREFERRED STOCK. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

        NEVADA BUSINESS COMBINATION LAW. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of our company or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

        o The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

        o A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

        o The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder, satisfies the fair value requirements of Section 78.441 of Nevada Revised Statutes.

        SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders of our company may be called by its Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.

        TRANSFER AGENT AND REGISTRAR. Transfer Online is the transfer agent and registrar for our common stock. Its address is 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.


                                     EXPERTS

        Our balance sheet as of December 31, 1999 and the related statements of operation, capital deficit and cash flow from September 19, 1997 (inception) through December 31, 1999 appearing in this prospectus and elsewhere in this Prospectus have been audited by HJ & Associates, L.L.C., independent auditors, as stated in their report herein and elsewhere in this Prospectus, and are included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP, Miami, Florida.

                              AVAILABLE INFORMATION

        For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

        Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

INDEX TO FINANCIAL STATEMENTS

        o The company's unaudited Balance Sheets as of September 30, 2000 and unaudited Statements of Operations, Statement of Stockholders' Equity, and Statements of Cash Flows for the three months' ended September 30, 2000 and 1999 and for the nine month's ended September 30, 2000 and 1999; and

        o The company's audited Balance Sheets as of December 31, 1999 and audited Statements of Operations, Statements of Stockholders' Equity, and Statements of Cash Flows for the years ended December 31, 1999 and 1998.

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999

                          AVID SPORTSWEAR & GOLF CORP.
                           Consolidated Balance Sheets

                                     ASSETS

                                                  September 30,   December 31,
                                                      2000            1999
                                                      ----            ----
                                                   (Unaudited)

CURRENT ASSETS

  Cash                                            $               $     237,407
  Accounts receivable, net                                   --         315,804
  Inventory                                           4,298,807       1,885,390
  Prepaid expenses                                      123,826          20,000
                                                  -------------   -------------

   Total Current Assets                               4,422,633       2,458,601
                                                  -------------   -------------

EQUIPMENT

  Machinery and equipment                               539,075         378,531
  Furniture and fixtures                                 98,198         253,644
  Show booths                                           745,160         298,479
  Computers and software                                338,443              --
  Leasehold improvements                                 30,698          29,398
  Less:  accumulated depreciation                      (627,607)       (502,938)
                                                  -------------   -------------

   Total Equipment                                    1,123,967         457,114
                                                  -------------   -------------

OTHER ASSETS

  Goodwill, net                                       2,154,154       2,346,103
  Deposits                                               20,114          15,114
  Trademarks                                              2,902           2,902
                                                  -------------   -------------

   Total Other Assets                                 2,177,170       2,364,119
                                                  -------------   -------------

   TOTAL ASSETS                                   $   7,723,770   $   5,279,834
                                                  =============   =============

                          AVID SPORTSWEAR & GOLF CORP.
                     Consolidated Balance Sheets (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    September        December
                                                    30, 2000         31, 1999
                                                   (Unaudited)

CURRENT LIABILITIES

  Cash overdraft                                   $    28,355      $        --
  Accounts payable                                   4,662,446        1,504,858
  Accrued expenses                                     349,449          200,865
  Equipment leases payable - current                    39,698               --
  Due to factor                                        127,823               --
  Notes payable - related parties - current            450,000          300,000
  Notes payable - current                              150,000        1,735,524
  Subscribed stock                                       8,575           12,500
                                                   -----------      -----------

   Total Current Liabilities                         5,816,346        3,753,747
                                                   -----------      -----------

LONG-TERM LIABILITIES

  Equipment leases payable                             111,711               --
  Notes payable - related parties                      651,646               --
                                                   -----------      -----------

   Total Long-Term Liabilities                         763,357               --
                                                   -----------      -----------

   Total Liabilities                                 6,579,703        3,753,747
                                                   -----------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

  Preferred stock; 10,000,000 shares authorized
   of $0.001 par value, zero issued and outstanding         --               --
  Common stock; 50,000,000 shares authorized of
   $0.001 par value, 44,114,406 and 26,374,022
   shares issued and outstanding                        44,129           26,374
  Additional paid-in capital                        13,460,932        7,092,848
  Common stock subscription receivable                (840,000)         (30,000)
  Accumulated deficit                              (11,520,994)      (5,563,135)
                                                   -----------      -----------

   Total Stockholders' Equity                        1,144,067        1,526,087
                                                   -----------      -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                   $ 7,723,770      $ 5,279,834
                                                   ===========      ===========

                                                                        AVID SPORTSWEAR & GOLF CORP.
                                                                   Consolidated Statements of Operations
                                                                                (Unaudited)

                                                      For the Nine Months Ended          For the Three Months Ended
                                                            September 30,                      September 30,
                                                            -------------                      -------------
                                                       2000               1999              2000             1999
                                                       ----               ----              ----             ----

SALES, NET                                         $     5,912,021   $     2,340,939   $     2,244,097    $    781,808

COST OF GOODS SOLD                                       5,027,164         1,623,989         1,656,607         402,596
                                                   ---------------   ---------------   ---------------    ------------

  Gross Margin                                             884,857           716,950           587,490         379,212
                                                   ---------------   ---------------   ---------------    ------------

OPERATING EXPENSES

  Selling expenses                                       2,465,365           529,677         1,178,604         148,456
  Depreciation and amortization
    expense                                                321,269           163,010           115,852          71,157
  General and administrative expenses                    3,773,047         2,409,958         1,120,741         256,456
                                                   ---------------   ---------------   ---------------    ------------

    Total Operating Expenses                             6,559,681         3,102,645         2,415,197         467,069
                                                   ---------------   ---------------   ---------------    ------------

    Loss from Operations                                (5,674,824)       (2,385,695)       (1,827,707)        (96,857)
                                                   ---------------   ---------------   ---------------    ------------

OTHER INCOME (EXPENSE)

  Interest income                                            1,820                --             1,632              --
  Interest expense                                        (321,902)          (39,870)          (21,112)        (17,500)
  Gain on sale of asset                                     50,206                --            44,787              --
  Loss on abandonment of asset                             (13,159)               --           (13,159)             --
                                                   ---------------   ---------------   ---------------    ------------

    Total Other Income (Expense)                          (283,035)          (39,870)           12,148         (17,500)
                                                   ---------------   ---------------   ---------------    ------------

INCOME TAX BENEFIT                                              --                --                --              --
                                                   ---------------   ---------------   ---------------    ------------

NET LOSS                                            $   (5,957,859)    $  (2,425,565)    $  (1,815,559)    $  (114,357)
                                                   ===============   ===============   ===============    ============

BASIC LOSS PER SHARE                                $        (0.13)    $       (0.16)    $       (0.09)    $     (0.01)
                                                   ===============   ===============   ===============    ============

                                                                             AVID SPORTSWEAR & GOLF CORP.
                                                                  Consolidated Statements of Stockholders' Equity

                                                                               Additional
                                                       Common Stock              Paid-in        Subscriptions     Accumulated
                                                   Shares         Amount         Capital         Receivable         Deficit
                                                   ------         ------         -------         ----------         -------

Balance, December 31, 1998                       14,612,000         $14,612       $ 893,193      $    (60,000)    $ (527,157)

January 5, 1999, common stock issued for
  cash, services and debt, valued at $0.75
  per share                                         590,000             590         441,910                --             --

January 5, 1999, common stock issued for cash
  and debt, valued at $0.75 per share
                                                    866,670             867         649,133                --             --

January 8, 1999, common stock issued for cash
  at $0.75 per share                                210,668             211         157,789                --             --

January 8, 1999, warrants issued below market
  value                                                  --              --          53,235                --             --

January 11, 1999, common stock issued for
  cash and services, valued at $0.75 per
  share                                             560,000             560         419,440                --             --

January 11, 1999, common stock issued for
  media services valued at $0.75 per share
                                                    800,000             800         599,200                --             --

January 20, 1999, common stock issued for
  cash and services valued at $0.75 per share
                                                    160,000             160         119,840                --             --

January 27, 1999, common stock issued to
  purchase Avid Sportswear valued at $0.75
  per share                                       1,100,000           1,100         823,900                --             --

February 4, 1999, common stock issued for
  cash at $0.75 per share                           372,002             372         278,630                --             --
                                                 ----------        --------      ----------        ----------         ---------

Balance Forward                                  19,271,340        $ 19,272      $4,436,270        $  (60,000)        $(527,157)
                                                 ==========        ========      ==========        ==========         =========

                                                                        AVID SPORTSWEAR & GOLF CORP.
                                                        Consolidated Statements of Stockholders' Equity (Continued)

                                                                              Additional
                                                     Common Stock             Paid-in        Subscriptions       Accumulated
                                               Shares          Amount         Capital         Receivable          Deficit
                                               ------          ------         -------         ----------          -------

Balance Forward                              19,271,340        $  19,272     $ 4,436,270      $ (60,000)         $ (527,157)

March 11, 1999, common stock issued for
   cash and services valued at $0.75 per
   share                                      1,220,000            1,220         913,780             --                  --

March 11, 1999, common stock issued for
   cash at $0.75 per share
                                                 83,334               83          62,417             --                  --

March 11, 1999, common stock issued for
   cash at $0.75 per share
                                                 18,334               18          13,732             --                  --

May 28, 1999, common stock issued for
   cash at $0.75 per share
                                                101,100              101          75,724             --                  --

September 20, 1999, common stock issued
   for cash and services valued at $0.75
   per share
                                                 50,000               50          37,450             --                  --

December 28, 1999, common stock issued
   for conversion of debt to equity at
   $0.22 per share                            5,344,200            5,344       1,170,380             --                  --

Conversion of debt below market value
                                                     --               --         293,381             --                  --

December 31, 1999, common stock issued
   for cash at $0.35 per share
                                                285,714              286          99,714             --                  --

Stock offering costs                                 --               --         (10,000)            --                  --

Receipt of stock subscription                        --               --              --         30,000                  --

Net loss for the year ended December
   31, 1999                                          --               --              --             --          (5,035,978)
                                             ----------        ---------     -----------      ---------         -----------

Balance, December 31, 1999                   26,374,022        $  26,374     $ 7,092,848      $ (30,000)        $(5,563,135)
                                             ==========        =========     ===========      =========         ===========

                                                                              AVID SPORTSWEAR & GOLF CORP.
                                                             Consolidated Statements of Stockholders' Equity (Continued)

                                                                                Additional
                                                      Common Stock              Paid-in         Subscriptions     Accumulated
                                                 Shares         Amount          Capital          Receivable         Deficit
                                                 ------         ------          -------          ----------         -------

Balance, December 31, 1999                    26,374,022        $  26,374       $ 7,092,848        $  (30,000)     $   (5,563,135)

January 17, 2000, common stock issued for
   services at $0.30 per share (unaudited)
                                               1,200,000            1,200           358,800           (90,000)                --

January 17, 2000, options granted below
   market value (unaudited)                           --               --            75,000                --                 --

January 25, 2000, common stock issued for
   conversion of debt to equity at $0.375
   per share (unaudited)                       1,241,874            1,242           464,461                --                 --

February 1, 2000, common stock issued for
   conversion of debt to equity at $0.437
   per share (unaudited)                         695,583              696           303,274                --                 --

March 6, 2000, canceled 100,000 shares
   common stock, issued in February 1998, at
   $0.15 per share and canceled subscription
   receivable in the amount of $15,000
   (unaudited)                                  (100,000)            (100)          (14,900)           15,000                 --

Common stock issued for conversion of
   subscribed stock at $0.35 per share
   (unaudited)                                 5,103,357            5,103         1,781,072                --                 --

Common stock issued for cash at $0.35 per
   share (unaudited)                           7,955,218            7,955         2,740,763          (735,000)                --

Common stock issued for conversion of debt
   at $0.35 per share (unaudited)
                                               1,294,352            1,294           451,729                --                 --

Common stock issued for consulting contract
   at $0.58 per share (unaudited)
                                                 350,000              350           202,650                --                 --

Common stock issued for consulting services
   at $0.35 per share (unaudited)
                                                  15,000               15             5,235                --                 --

Net loss for the nine months ended
   September 30, 2000 (unaudited)                     --               --                --                --         (5,957,859)
                                              ----------          -------       -----------        ----------       ------------

Balance, September 30, 2000 (unaudited)
                                              44,129,406          $44,129       $13,460,932        $ (840,000)      $(11,520,994)
                                              ==========          =======       ===========        ==========       ============

                                              AVID SPORTSWEAR & GOLF CORP.
                                         Consolidated Statements of Cash Flows
                                                    (Unaudited)

                                                                         For the Nine Months Ended
                                                                               September 30,
                                                                               -------------
                                                                         2000                 1999
                                                                         ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                         $ (5,957,859)        $(2,425,565)
  Adjustments to reconcile net (loss)
    to net cash used in operating activities:
     Depreciation and amortization                                        321,269             163,010
     Common stock issued for services, discounts                          707,185           1,475,000
  Changes in operating assets and liabilities:

     (Increase) decrease in accounts receivable                           315,804             199,061
     (Increase) decrease for prepaid insurance                           (103,826)             (8,165)
     (Increase) decrease in inventory                                  (2,413,417)           (467,272)
     (Increase) decrease in deposits                                       (5,000)                 --
     Increase (decrease) in cash overdraft                                 28,355                  --
     Increase (decrease) in accounts payable                            3,157,588             294,012
     Increase (decrease) in accrued expenses                              148,584             119,827
     Increase (decrease) in leases payable                                151,409                  --
     Increase (decrease) in due to factor                                 127,823                  --
                                                                      -----------         -----------

       Net Cash Used in Operating Activities                           (3,522,085)           (650,092)
                                                                      -----------         -----------

  CASH FLOWS FROM INVESTING ACTIVITIES

     Purchases of property and equipment                                 (796,173)           (365,977)
                                                                      -----------         -----------

       Net Cash Used in Investing Activities                             (796,173)           (365,977)
                                                                      -----------         -----------

  CASH FLOWS FROM FINANCING ACTIVITIES

     Cash purchased with Avid Sportswear, Inc.                                 --              40,282
     Payment to Avid shareholders                                              --            (725,000)
     Proceeds from notes payable                                               --           1,340,735
     Payments on notes payable                                         (1,499,521)         (2,006,061)
     Proceeds from related party notes payable                          1,784,404                  --
     Issuance of common stock for cash                                  2,013,718           1,859,576
     Receipt of related party receivable                                       --             352,300
     Proceeds from subscribed stock                                     1,782,250                  --
                                                                     ------------        ------------

       Net Cash Provided by Financing Activities                        4,080,851             861,832
                                                                     ------------        ------------

  NET INCREASE (DECREASE) IN CASH                                        (237,407)           (154,237)

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        237,407             154,237
                                                                     ------------        ------------

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $                  $             --
                                                                     ============        ============

                               AVID SPORTSWEAR & GOLF CORP.
                    Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                      For the Nine Months

                                                                Ended
                                                            September 30,
                                                            -------------
                                                     2000                 1999
                                                     ----                 ----
CASH PAID FOR:

  Interest                                         $    63,415      $    36,592
  Income tax                                       $        --      $        --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

  Issuance of common stock for subsidiary          $        --      $  275,000
  Issuance of common stock for debt                $ 1,222,696      $        --
  Issuance of common stock for services,           $   707,185      $ 1,475,000
   discounts

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -    CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

            The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows at September 30, 2000 and 1999 and for all periods presented have been made.

            Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1999 audited consolidated financial statements. The results of operations for the period ended September 30, 2000 and 1999 are not necessarily indicative of the operating results for the full years.

NOTE 2 -    GOING CONCERN

            The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated significant losses from operations for the years ended December 31, 1998 and 1999, and for the nine months ended September 30, 2000 and has current liabilities in excess of current assets at September 30, 2000. For the year ended December 31, 2000, the Company anticipates a significant increase in sales volume from the 1999 level, requiring cash in excess of the cash generated from operations. Management has secured necessary cash to date from additional cash investments by existing shareholders and from the proceeds of a private placement of additional shares of Company stock; additional required cash is anticipated from borrowing from a senior lender. However, there can be no assurance that the Company will be able to raise the additional required cash.

NOTE 3 -    DUE TO FACTOR

            In August 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into a factoring, revolving credit and trade finance agreement with a factor. Under this agreement, which has an initial term expiring in August 2001 and continuing on an annual basis thereafter, Avid assigns substantially all of its accounts receivable to the factor, typically on a non-recourse basis. Avid may request advances up to 75% of the eligible net sales and up to 40% of eligible inventory. Advances against inventory may not exceed $2,500,000 at any one time. The factor charges Avid a fee on the net sales factored and interest on the amounts advanced at the factor's index rate plus 4.29%. The index rate was 6.5%, at September 30, 2000, corresponding to an interest rate of 10.79%. Avid is subject to financial covenants under the agreement including the requirement to maintain a minimum tangible net worth and minimum working capital. Such covenants are effective on December 31, 2000.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 3 -    DUE TO FACTOR (Continued)

            Outstanding factored receivables:
               Without recourse                        $ 796,308
               With recourse                             860,405
                                                       1,656,713
                                                       ----------
            Advances                                   (1,651,350)
                                                       ----------
                                                       $    5,363
                                                       ==========


            Avid has an agreement with the factor to open letters of credit to facilitate the purchase of inventory. Letters of credit are opened as needed, subject to factor approval, and are secured by the acquired inventories. Open letters of credit may not exceed $3,500,000 at any time. The amount of open letters of credit was $710,453 at September 30, 2000.

            Obligations due to the factor under the factoring agreement are collateralized by a continuing security interest in all of the assets of Avid, except fixed assets, and are guaranteed by the parent. All indebtedness due to the factor is additionally guaranteed by a shareholder up to a limit of $375,000.

NOTE 4 -    SUBSEQUENT EVENTS

            CONVERTIBLE DEBENTURES

            The Company has raised $300,000 in gross proceeds and $255,000 in net proceeds in the form of convertible debentures. Terms of the convertible debentures are as follows: 6% convertible debentures principal and accrued interest due by November 1, 2005. The debenture holders are entitled to convert all or any part of the principal amount plus accrued interest into shares of the Company's common stock equal to either (a) an amount equal to 120% of the closing bid price of the Company's common stock as of the date of the debenture issuance or (b) an amount equal to 80% of the lowest closing bid price for twenty trading days immediately preceding the conversion date. The Company is obligated to register the resale of the conversion shares under the Securities Act of 1933. The debentures are subordinate and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company not to exceed $500,000. The Company shall have the right to require the debenture holders to convert any unpaid principal and accrued interest on the debentures by giving the debenture holder not less than five days prior written notice if the closing bid price of the Company's common stock is $1.25 or higher per share for ten consecutive trading days or upon the five year anniversary of the debenture issuance.

            SUBSCRIPTION RECEIVABLE

            The Company has received $125,000 of the subscription receivable.

                          AVID SPORTSWEAR & GOLF CORP.
                        (FORMERLY GOLF INNOVATIONS CORP.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                                 C O N T E N T S



Independent Auditors' Report                                                 F-3

Consolidated Balance Sheet                                                   F-4

Consolidated Statements of Operations                                        F-6

Consolidated Statements of Stockholders' Equity                              F-7

Consolidated Statements of Cash Flows                                       F-10

Notes to the Consolidated Financial Statements                              F-12

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Avid Sportswear & Golf Corp.
(Formerly Golf Innovations Corp.)
Carson, California

We have audited the accompanying consolidated balance sheet of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) as of December 31, 1999 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has current liabilities in excess of current assets of $1,295,146 and has generated significant losses for the years ended December 31, 1999 and 1998. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
February 26, 2000

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                           Consolidated Balance Sheet

                                     ASSETS

                                                                    December 31,
                                                                        1999
                                                                    ------------
CURRENT ASSETS

  Cash                                                              $    237,407
  Accounts receivable, net (Note 1)                                      315,804
  Inventory (Note 2)                                                   1,885,390
  Prepaid expenses                                                        20,000
                                                                    ------------
    Total Current Assets                                               2,458,601
                                                                    ------------
EQUIPMENT

  Machinery and equipment                                                378,531
  Furniture and fixtures                                                 253,644
  Show booths                                                            298,479
  Leasehold improvements                                                  29,398
  Less:  accumulated depreciation                                      (502,938)
                                                                    ------------
    Total Equipment                                                      457,114
                                                                    ------------
OTHER ASSETS

  Goodwill, net (Note 6)                                               2,346,103
  Deposits                                                                15,114
  Trademarks                                                               2,902
                                                                    ------------
    Total Other Assets                                                 2,364,119
                                                                    ------------
    TOTAL ASSETS                                                    $  5,279,834
                                                                    ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    December 31,
                                                                        1999
                                                                    ------------
CURRENT LIABILITIES

  Accounts payable                                                  $  1,504,858
  Accrued expenses                                                       200,865
  Notes payable - related party (Note 4)                                 300,000
  Notes payable (Note 5)                                               1,735,524
  Subscribed stock                                                        12,500
                                                                    ------------
    Total Current Liabilities                                          3,753,747
                                                                    ------------
    Total Liabilities                                                  3,753,747
                                                                    ------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY

  Preferred stock; 10,000,000 shares
    authorized of $0.001 par value;
    zero shares issued and outstanding,                                       --
  Common stock; 50,000,000 shares
    authorized of $0.001 par value,
    26,374,022 shares issued and outstanding                              26,374
  Additional paid-in capital                                           7,092,848
  Common stock subscription receivable                                  (30,000)
  Accumulated deficit                                                (5,563,135)
                                                                    ------------

    Total Stockholders' Equity                                         1,526,087
                                                                    ------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  5,279,834
                                                                    ------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                                    AVID SPORTSWEAR & GOLF CORP.
                                                  (Formerly Golf Innovations Corp.)
                                                Consolidated Statements of Operations

                                                                          For the Years Ended
                                                                              December 31,
                                                                              ------------
                                                                      1999                     1998
                                                                      ----                     ----

SALES, NET                                                      $ 2,360,596                  $      --

COST OF GOODS SOLD                                                1,959,997                         --
                                                                -----------                  -----------

  Gross Margin                                                      400,599                         --
                                                                -----------                  -----------

OPERATING EXPENSES

  Selling expenses                                                  837,574                         --
  Depreciation and amortization expense                             369,072                          114
  General and administrative expenses                             3,815,327                      465,952
                                                                -----------                  -----------

    Total Operating Expenses                                      5,021,973                      466,066
                                                                -----------                  -----------

    (Loss) from Operations                                       (4,621,374)                    (466,066)
                                                                -----------                  -----------

OTHER INCOME (EXPENSE)

  Interest income                                                      --                             45
  Interest expense                                                 (438,269)                        (527)
  Bad debt expense                                                  (57,039)                        --
  Recovery of bad debts                                              80,704                         --
  Loss on valuation of asset (Note 10)                                 --                        (55,000)
                                                                -----------                  -----------

    Total Other Income (Expense)                                   (414,604)                     (55,482)
                                                                -----------                  -----------

INCOME TAX BENEFIT                                                     --                           --
                                                                -----------                  -----------

NET LOSS                                                        $(5,035,978)                 $  (521,548)
                                                                ===========                  ===========

BASIC LOSS PER SHARE  (Note 1)                                  $     (0.25)                 $     (0.04)
                                                                ===========                  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.
                                                  (Formerly Golf Innovations Corp.)
                                           Consolidated Statements of Stockholders' Equity

                                                                         Additional
                                                Common Stock              Paid-in       Subscriptions    Accumulated
                                            Shares          Amount        Capital         Receivable       Deficit
                                            ------          ------        -------         ----------       -------


Balance, December 31, 1997                  3,000,000      $    3,000      $    7,000       $     --         $   (5,609)

February 1998, common stock issued
for assets at $0.08333 per share              300,000             300          24,700             --               --

February 1998, common stock issued
for cash at $0.08333 per share              3,000,000           3,000         247,000             --               --

June 1998, common stock issued to a
related party for cash and services
at $0.05 per share                          6,000,000           6,000         294,000             --               --

August 1998, common stock issued to
related parties for subscriptions
and cash at $0.15 per share                 1,100,000           1,100         163,800          (15,000)            --

August 1998, common stock issued for
cash and subscriptions at $0.15 per share     800,000             800         119,200          (45,000)            --

December 1998, common stock issued
for cash at $0.25 per share                   412,000             412         102,588             --               --

Stock offering costs                             --              --           (65,195)            --               --

Net loss for the year ended December
31, 1998                                         --              --              --               --           (521,548)

                                           ----------      ----------      ----------       -----------      -----------
Balance, December 31, 1998                 14,612,000      $   14,612      $  893,193       $  (60,000)      $ (527,157)
                                           ----------      ----------      ----------       -----------      -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.
                                                  (Formerly Golf Innovations Corp.)
                                     Consolidated Statements of Stockholders' Equity (Continued)


                                                                         Additional
                                                Common Stock               Paid-in        Subscriptions    Accumulated
                                            Shares          Amount         Capital         Receivable        Deficit
                                            ------          ------         -------         ----------        -------


Balance Forward                           14,612,000        $  14,612       $ 893,193        $  (60,000)      $ (527,157)

January 5, 1999, common stock
issued for cash, services and
debt, valued at $0.75 per share
(Note 3)                                     590,000              590         441,910                --               --

January 5, 1999, common stock
issued for cash and debt,
valued at $0.75 per share (Note 3)           866,670              867         649,133                --               --

January 8, 1999, common stock issued
for cash at $0.75 per share (Note 3)         210,668              211         157,789                --               --

January 8, 1999, warrants issued
below market value (Note 3)                       --               --          53,235                --               --

January 11, 1999, common stock
issued for cash and services,
valued at $0.75 per share (Note 3)           560,000              560         419,440                --               --

January 11, 1999, common stock
issued for media services
valued at $0.75 per share (Note 3)           800,000              800         599,200                --               --

January 20, 1999, common stock
issued for cash and services
valued at $0.75 per share (Note 3)           160,000              160         119,840                --               --

January 27, 1999, common stock
issued to purchase Avid
Sportswear valued at $0.75 per
share (Note 3)                             1,100,000            1,100         823,900                --               --

February 4, 1999, common stock
issued for cash at $0.75 per share
(Note 3)                                     372,002              372         278,630                --               --
                                          ----------        ---------      ----------        ----------        ---------

Balance Forward                           19,271,340        $  19,272      $4,436,270        $  (60,000)       $(527,157)
                                          ----------        ---------      ----------        ----------        ---------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.
                                                  (Formerly Golf Innovations Corp.)
                                     Consolidated Statements of Stockholders' Equity (Continued)


                                                                        Additional
                                                 Common Stock              Paid-in       Subscriptions    Accumulated
                                            Shares          Amount         Capital         Receivable        Deficit
                                            ------          ------         -------         ----------        -------


Balance, December 31, 1998                19,271,340        $  19,272     $ 4,436,270       $  (60,000)       $ (527,157)

March 11, 1999, common stock
issued for cash and services
valued at $0.75 per share (Note 3)         1,220,000            1,220         913,780               --                --

March 11, 1999, common stock issued
for cash at $0.75 per share (Note 3)          83,334               83          62,417               --                --

March 11, 1999, common stock issued
for cash at $0.75 per share (Note 3)          18,334               18          13,732               --                --

May 28, 1999, common stock issued for
cash at $0.75 per share (Note 3)             101,100              101          75,724               --                --

September 20, 1999, common stock
issued for cash and services,
valued at $0.75 per share (Note 3)            50,000               50          37,450               --                --

December 28, 1999, common stock
issued for conversion of debt to
equity at $0.22 per share (Note 3)         5,344,200            5,344       1,170,380               --                --

Conversion of debt below market value             --               --         293,381               --                --

December 31, 1999, common stock
issued for cash at $0.35 per share
(Note 3)                                     285,714              286          99,714               --                --

Stock offering costs                              --               --         (10,000)              --                --

Receipt of stock subscription                     --               --              --           30,000                --

Net   loss   for  the   year   ended
December 31,1999                                  --               --              --               --        (5,035,978)
                                          ----------    -------------     -----------    -------------       -----------

Balance, December 31, 1999                26,374,022    $      26,374     $ 7,092,848   $     (30,000)      $ (5,563,135)
                                          ==========    =============     ===========   =============        ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.
                                                  (Formerly Golf Innovations Corp.)
                                                      Statements of Cash Flows

                                                                                       For the Years Ended
                                                                                           December 31,
                                                                                           ------------
                                                                                      1999             1998
                                                                                      ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss)                                                                     $(5,035,978)          $  (521,548)
  Adjustments to reconcile net (loss) to net cash used in operating activities:
    Depreciation and amortization                                                    369,072                   114
    Loss on valuation of asset                                                          --                  55,000
    Common stock issued for services                                               1,943,235               280,000
    Conversion of debt below market value                                            293,381                  --
    Recovery of bad debt expense                                                     (80,704)                 --
  Changes in operating assets and liabilities:

    (Increase) decrease in accounts receivable                                        80,775                  --
    (Increase) decrease in inventory                                                (876,299)                 --
    (Increase) decrease in other assets                                              (13,165)              (20,949)
    Increase (decrease) in accounts payable                                          926,954                  --
    Increase (decrease) in accrued expenses                                          116,416                  --
                                                                                 -----------           -----------

    Net Cash Used in Operating Activities                                         (2,276,268)             (207,383)
                                                                                 -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchases of property and equipment                                               (343,705)              (32,276)
                                                                                 -----------           -----------

    Net Cash Used in Investing Activities                                           (343,705)              (32,276)

CASH FLOWS FORM FINANCING ACTIVITIES

  Cash purchased with Avid Sportswear, Inc.                                           34,045                  --
  Payments to Avid shareholders                                                     (725,000)                 --
  Proceeds from notes payable                                                      1,962,274               210,000
  Payments on notes payable                                                       (1,852,869)                 --
  Proceeds from related party notes payable                                        1,479,677                  --
  Payments on related party notes payable                                           (265,058)                 --
  Loans to related parties                                                              --                (352,300)
  Stock offering costs                                                                  --                 (65,195)
  Issuance of common stock for cash                                                1,804,074               598,000
  Receipt of related party receivable                                                253,500                  --
  Proceeds from subscribed stock                                                      12,500                  --
                                                                                 -----------           -----------

    Net Cash Provided by Financing Activities                                      2,703,143               390,505
                                                                                 -----------           -----------

NET INCREASE IN CASH                                                                  83,170               150,846

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
                                                                                     154,237                 3,391
                                                                                 -----------           -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $   237,407           $   154,237
                                                                                 ===========           ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                     AVID SPORTSWEAR & GOLF CORP.
                                   (Formerly Golf Innovations Corp.)
                                 Statements of Cash Flows (Continued)

                                                                 For the Years Ended
                                                                     December 31,
                                                                     ------------
                                                                1999               1998
                                                                ----               ----

CASH PAID FOR:

  Interest                                                     $   94,392         $       --
  Income tax                                                   $       --         $       --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

  Issuance of common stock for subsidiary                      $  825,000         $       --
  Issuance of common stock for debt                            $1,385,724         $       --
  Issuance of common stock for services                        $1,943,235         $  280,000
  Issuance of common stock for subscription                    $       --         $   60,000
  Issuance of common stock for assets                          $       --         $   25,000
  Conversion of debt below market value                        $  293,381         $       --


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 -          NATURE OF ORGANIZATION

                  This summary of significant accounting policies of Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

                  a.  Organization and Business Activities

                  Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the board of directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the board of directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1998, the board of directors authorized a 3-for-1 forward stock split. All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company is engaged in the business of producing and selling golf wear related products.

                  b.  Depreciation

                  Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                          Machinery and equipment                   5-10 years
                          Furniture and fixtures                     3-5 years
                          Show booths                                  5 years
                          Leasehold improvements                       5 years

                  c.  Accounting Method

                  The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                  d.  Cash and Cash Equivalents

                  For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                  e.  Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 -          NATURE OF ORGANIZATION (Continued)

                  f.  Basic Loss Per Share

                  The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                                                      For the Years Ended
                                                                                         December 31,
                                                                                         ------------
                                                                                   1999                 1998
                                                                                   ----                 ----

                 Numerator (net loss)                                        $ (5,035,978)      $    (521,548)
                 Denominator  (weighted  average number of shares              20,264,997          12,077,400
                   outstanding)                                                ----------          ----------

                 Loss per share                                              $      (0.25)      $      (0.04)
                                                                                    ======             ======


                  Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

                  g.  Income Taxes

                  No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $5,200,000 at December 31, 1999 which expire in 2019. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

                  h.  Uninsured Corporate Cash Balances

                  The Company maintains its corporate cash balances at two banks. Corporate cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $80,000 at December 31, 1999.

                  i.  Change in Accounting Principle

                  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 1 -          NATURE OF ORGANIZATION (Continued)

                  j.  Goodwill

                  Goodwill generated from the purchase of Avid Sportswear, Inc. is amortized over a ten-year life using the straight-line method. The Company will evaluate the recoverability of the goodwill annually. Any impairment of goodwill will be realized in the period it is recognized.

                  k.  Allowance for Doubtful Accounts

                  The  Company's  accounts   receivable  are  shown  net  of  an
                  allowance for doubtful accounts of $184,912 at December 31, 1999.

                  l.  Reclassification

                  Certain  December 31, 1998 balances have been  reclassified to
                  conform  with  the  December  31,  1999  financial   statement
                  presentation.

                  m.  Advertising Expense

                  The Company expenses advertising costs as incurred.

                  n.  Principles of Consolidation

                  The consolidated financial statements presented include the accounts of Avid Sportswear & Golf Corp. and Avid Sportswear, Inc. All significant intercompany accounts have been eliminated.

                  o.  Revenue Recognition

                  The Company's revenue is created primarily from the sale of men's golf apparel. Revenue is recognized when the product is shipped to and accepted by the customer.

                  p.  Subscribed Stock

                  Subscribed stock represents cash received from shareholders for the Company's common shares for which the amount of shares to be issued has not been determined.

NOTE 2 -          INVENTORY

                  Inventories for December 31, 1999 consisted of the following:

                                                             December 31,
                                                                 1999
                                                            --------------------

                    Finished goods                          $          1,703,643
                    Work-in-process                                       66,549
                    Raw materials and supplies                           115,198
                                                            --------------------

                      Total                                 $          1,885,390
                                                            ====================

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 2 -          INVENTORY (Continued)

                  Inventories   for   raw   materials,    finished   goods   and
                  work-in-process are stated at the lower of cost or market.

NOTE 3 -          EQUITY TRANSACTIONS

                  On January 5, 1999, the Company issued 590,000 shares of common stock at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that the Company was selling restricted stock to independent third parties.

                  On January 5, 1999, the Company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000.

                  On January 8, 1999, the Company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000.

                  On January 11, 1999, the Company issued 560,000 shares of common stock for cash at $0.25 per share or $140,000. Additional expense of $280,000 was recorded to value the shares at $0.75 per share.

                  On January 11, 1999, the Company issued 800,000 shares of common stock for media services at $0.75 per share.

                  On January 20, 1999, the Company issued 160,000 shares of common stock for cash at $0.25 per share or $40,000. Additional expense of $80,000 was recorded to value the shares at $0.75 per share.

                  On January 27, 1999, the Company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share.

                  On February 4, 1999, the Company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002.

                  On March 11, 1999, the Company issued 1,220,000 shares of common stock for cash at $0.25 per share or $305,000. Additional expense of $610,000 was recorded to value the shares at $0.75 per share.

                  On March 11, 1999, the Company issued 83,334 shares of common stock for cash of $67,500.

                  On March 29, 1999, the Company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750.

                  On May 28, 1999, the Company issued 101,100 shares of common stock for cash at $0.75 per share for cash of $75,825.

                  On September 22, 1999, the Company issued 50,000 shares of common stock at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 3 -          EQUITY TRANSACTIONS (Continued)

                  On December 28, 1999, the Company issued 5,344,200 shares of common stock valued at $0.275 per share for the conversion of $1,175,724 of debt. The shares are valued at the market price on the date of issuance with additional interest expense of $293,381, recorded to reflect a 20% discount on the conversion.

                  On December 31, 1999, the Company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000.

NOTE 4 -          NOTES PAYABLE - RELATED PARTY

                  Notes payable - related parties consisted of the following at December 31, 1999:

                  Note payable to Director dated December 9, 1999,
                  bearing interest at 10%, unsecured and due on demand $ 300,000
                                                                       ---------

                       Total Notes Payable - Related Party             $ 300,000
                                                                       ---------

NOTE 5 -          NOTES PAYABLE

                  Notes payable consisted of the following at December 31, 1999:

                  Note  payable  to  bank  bearing
                  interest  at  9.25%,   requiring
                  monthly  interest   payments  of
                  $7,708 with the principal due on
                  November  17,  2000,  secured by
                  assets of the Company,  personal
                  guarantees  of certain  officers
                  and  certificates of deposits of
                  the  officers  at  the  bank.                   $    1,000,000

                  Note payable to the bank bearing
                  interest  at  8.25%,   requiring
                  monthly  interest   payments  of
                  $1,106 with the principal due on
                  June 14, 2000, secured by assets
                  of   the    Company,    personal
                  guarantees  of certain  officers
                  and  certificates of deposits of
                  the officers at the bank.                              160,524

                  Note payable to individual dated
                  December   24,   2000,   bearing
                  interest at 12%,  principal  and
                  interest   due  by  January  31,
                  2000,    secured   by   personal
                  guarantees of certain officers.                        200,000

                  Note   payable  to   shareholder
                  dated January 29, 1999,  bearing
                  interest  at 8.50%,  secured  by
                  personal  guarantee of the chief
                  executive   officer,    due   on
                  demand.                                                375,000
                                                                   -------------

                 Total notes payable                                   1,735,524

                 Less:  amounts due by December 31, 2000             (1,735,524)
                                                                   -------------

                 Total long-term debt                             $           --
                                                                   =============

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 -          PURCHASE OF AVID SPORTSWEAR, INC.

                  On December 18, 1998, the Company entered into a stock purchase and sales agreement (Agreement) with Avid Sportswear & Golf Corp. (formerly Golf Innovations Corp.) (GFIO), a Nevada corporation. This Agreement was finalized on March 1, 1999. The Agreement called for GFIO to purchase all of the outstanding stock of the Company for $725,000 and 1,100,000 shares of GFIO stock. Additionally, GFIO was to pay off all of the notes payable to the shareholders of the Company and the notes payable to Nations Bank, fka Bank IV. The total amounts of these notes was $1,826,119 at the date of closing.

                  The following is a proforma consolidated balance sheet and income statement reflecting the issuance of 1,100,000 shares of common stock by GFIO to acquire 100% of the outstanding shares of common stock of the Company as though the purchase occurred on December 31, 1998 and for the year ended December 31, 1998. The acquisition of the Company by GFIO was accounted for as a purchase of the Company by GFIO on March 1, 1999. The actual purchase generated goodwill of $2,559,331. The difference between the actual goodwill and the proforma goodwill is the result of the Company's operations from December 31, 1998 to the date of closing. The goodwill will be amortized over a 10-year period. Any impairment of goodwill will be recognized in the year it is realized.



                                     ASSETS
                                     ------

                                                                                      Proforma
                                                Avid                Avid             Adjustments
                                              Sportswear         Sportswear           Increase           Proforma
                                             and Golf Corp.          Inc.           (Decrease)        Consolidated
                                             --------------      ----------         -----------      --------------

CURRENT ASSETS
  Cash                                          $  154,237       $   40,282          $   70,207         $   264,726
  Prepaid insurance                                 21,949               --                  --              21,949
  Accounts receivable (net)                             --          296,633                  --             296,633
  Inventory                                             --          889,865                  --             889,865
                                              ------------        ---------          ----------         -----------
    Total Current Assets                           176,186        1,226,780              70,207           1,473,173


FIXED ASSETS (NET)                                   2,162          271,293                  --             273,455
                                              ------------       ----------          ----------         -----------

OTHER ASSETS

  Trademarks                                            --            2,902                  --               2,902
  Goodwill                                              --               --           2,329,428           2,329,428
  Accumulated amortization                              --               --           (232,942)           (232,942)
                                              ------------      -----------         -----------         -----------

    Total Other Assets                                  --            2,902           2,096,486           2,099,388
                                              ------------      -----------         -----------         -----------

    TOTAL ASSETS                              $    178,348      $ 1,500,975         $ 2,166,693         $ 3,846,016
                                              ============      ===========         ===========         ===========

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 -          PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                         -----------------------------------------------


                                                                                      Proforma
                                                  Avid               Avid            Adjustments
                                               Sportswear         Sportswear          Increase           Proforma
                                             and Golf Corp.          Inc.            (Decrease)        Consolidated
                                             --------------  ------------------   --------------      ---------------

CURRENT LIABILITIES
  Accounts payable                           $          --        $   364,489     $           --        $     364,489
  Accrued expenses                                      --             63,353                 --               63,353
  Notes payable                                    210,000          1,852,561          (924,369)            1,138,192
                                             -------------        -----------     --------------        -------------

    Total Current Liabilities                      210,000          2,280,403          (924,369)            1,566,034
                                             -------------        -----------     --------------        -------------

    TOTAL LIABILITIES                              210,000          2,280,403          (924,369)            1,566,034
                                             -------------        -----------     --------------        -------------

STOCKHOLDERS' EQUITY
  (DEFICIT)

  Common stock :  50,000,000 shares
    authorized of $0.001 par value,
    19,740,770 shares issued and
    outstanding                                     14,612            764,170          (759,041)               19,741
  Additional paid-in capital                       893,193                 --          2,539,447            3,432,640
  Stock subscription receivable                   (60,000)                 --                 --             (60,000)
  Receivable from related parties                (352,300)                 --                 --            (352,300)
  Accumulated deficit                            (527,157)        (1,543,598)          1,310,656            (760,099)
                                             -------------        -----------     --------------        -------------

    Total Stockholders' Equity (Deficit)          (31,652)          (779,428)          3,091,062            2,279,982
                                             -------------        -----------     --------------        -------------

    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIT)                              $     178,348        $ 1,500,975     $    2,166,693        $   3,846,016
                                             =============        ===========     ==============        =============

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 6 -          PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

                                                                                                Proforma
                                                           Avid                               Adjustments
                                                      Sportswear and          Avid              Increase          Proforma
                                                        Golf Corp.        Sportswear Inc.      (Decrease)       Consolidated
                                                   -----------------    -----------------    -------------     ----------------

SALES, NET                                         $              --     $      3,721,829    $          --     $      3,721,829

COST OF GOODS SOLD                                                --            2,678,906               --            2,678,906
                                                   -----------------     ----------------    -------------     ----------------

     Gross Profit                                                 --            1,042,923               --            1,042,923
                                                   -----------------     ----------------    -------------     ----------------

OPERATING EXPENSE

   Selling expenses                                               --              576,260               --              576,260
   Depreciation and amortization                                 114               74,441          232,942              307,497
   General and administrative                                465,952              980,134               --            1,446,086
                                                   -----------------     ----------------    -------------     ----------------

   Total Operating Expenses                                  466,066            1,630,835          232,942            2,329,843
                                                   -----------------     ----------------    -------------     ----------------
OPERATING (LOSS) INCOME                                    (466,066)            (587,912)        (232,942)          (1,286,920)
                                                   -----------------     ----------------    -------------     ----------------

OTHER INCOME EXPENSES

   Bad debt expenses                                              --             (21,554)               --             (21,554)
   Interest income                                                45                   --               --                   45
   Loss of valuation of asset                               (55,000)                   --               --             (55,000)
   Interest expense                                            (527)            (134,384)               --            (134,911)
                                                   -----------------     ----------------    -------------     ----------------

     Total Other Income Expenses                            (55,482)            (155,938)               --            (211,420)
                                                   -----------------     ----------------
-------------     ----------------

LOSS BEFORE INCOME TAXES                                   (521,548)            (743,850)        (232,942)          (1,498,340)

INCOME TAXES                                                      --                  --                --                   --
                                                   -----------------     ---------------     -------------     ----------------

NET LOSS                                           $       (521,548)     $     (743,850)     $   (232,942)     $    (1,498,340)
                                                   =================     ===============     =============     ================

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements

                           December 31, 1999 and 1998

NOTE 6 -          PURCHASE OF AVID SPORTSWEAR, INC.  (Continued)

Proforma Adjustments

1)  Goodwill (Golf Innovations)                               $        2,329,428
    Common stock (Avid)                                                  764,170
    Retained earnings (Avid)                                         (1,543,598)
    Common stock (Golf Innovations)                                      (1,100)
    Additional paid-in capital (Golf Innovations)                      (823,900)
    Cash (Golf Innovations)                                            (725,000)
                                                              ------------------

                                                              $               --
                                                              ==================

To record purchase of Avid through the issuance of 1,100,000 shares of common stock valued at $0.75 per share and $725,000 cash.

2)  Cash (Golf Innovations)                                   $        1,719,576
    Common stock (Golf Innovations)                                      (4,029)
    Additional paid-in capital (Golf Innovations)                    (1,715,547)
                                                              ------------------

                                                              $               --
                                                              ==================

To record the sale of 4,028,770 shares of common stock to fund the purchase of AVID.

3)  Amortization expense                                      $          232,942
    Accumulated amortization - goodwill                                (232,942)
                                                              ------------------

                                                              $               --
                                                              ==================

To record one year of amortization expense based on a ten year life using the straight-line method.

4)  Notes payable (Avid)                                      $        1,826,119
    Cash (Golf Innovations)                                          (1,826,119)
                                                              ------------------

                                                              $               --
                                                              ==================

To reflect the payoff of the Avid notes payable.


5)  Cash (Golf Innovations)                                   $          901,750
    Notes payable (Golf Innovations)                                   (901,750)
                                                              ------------------

                                                              $               --
                                                              ==================
To reflect cash received from notes payable.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                        Notes to the Financial Statements
                           December 31, 1998 and 1997

NOTE 7 -          COMMITMENTS AND CONTINGENCIES

                  a.  Office Lease

                  The Company leases its office and warehouse space under a non-cancellable operating lease which expires on March 31, 2004. The monthly rent amount is $10,114. Rent expense for the years ended December 31, 1999 and 1998 was $124,846 and $52,241, respectively.

                  Future payments required under the lease terms are as follows:

                                                 For the
                                               Years Ended
                                              December 31,
                                        ----------------------

                                                  2000                                  $         91,026
                                                  2001                                           121,368
                                                  2002                                           121,368
                                                  2003                                           121,368
                                                  2004                                            30,342
                                                                                        ----------------

                                                                                        $        485,472
                                                                                        ================

                  b.  Royalty Agreement



                  BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee
                  Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, the Company may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The Company has accrued a payable of $100,000 for the first year as a minimum guaranteed royalty. This amount is included in the accrued expenses.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 7 -          COMMITMENTS AND CONTINGENCIES (Continued)

                  b.  Royalty Agreement (Continued)

                            CONTRACT YEAR                              MINIMUM ROYALTY
                            -------------                              ---------------

                                  1                                       $100,000
                                  2                                       $125,000
                                  3                                       $150,000
                                  4                                       $175,000
                                  5                                       $200,000
                                  6                                       $200,000
                                  7                                       $200,000

                  c.  Royalty Agreement

                  DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, nonassignable right to use the
                  "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and Bermuda. The license has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows: The minimum guaranteed royalties will begin in 2000 when the Company begins marketing the product.

                             CONTRACT YEAR                       MINIMUM ROYALTY

                                   1                                 $250,000
                                   2                                 $540,000
                                   3                                 $765,000
                                   4                                 $990,000

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 7 -          COMMITMENTS AND CONTINGENCIES (Continued)

                  b.  Royalty Agreement (Continued)

                  The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows: $25,000 on March 31, 2000, $50,000 on June 30, 2000, and $100,000 on December 31, 2000.

                  Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

                  d.  Employment Agreements

                  The Company's wholly-owned subsidiary has entered into a three year employment agreement with Barnum Mow, commencing September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $25,000 in 1999. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer will reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

                  The Company's wholly-owned subsidiary has also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary is $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 8 -          CONCENTRATIONS OF RISK

                  a.  Cash

                  The  Company   maintains   a  cash   account  at  a  financial
                  institution located in Sarasota, Florida and Carson, California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

                  b.  Accounts Receivable

                  The Company provides for accounts receivable as part of operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

                  c.  Accounts Payable

                  The Company has one vendor which accounts for 40% of the total accounts payable.

NOTE 9 -          CUSTOMERS AND EXPORT SALES

                  During 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

                  The Company's financial instruments subject to credit risk are primarily trade accounts receivable from its customers.

                                                              For the Year Ended
                                                               December 31, 1999
                                                              ------------------

                  Foreign sales                               $              --
                  Domestic sales                                       2,360,596
                                                              ------------------
                                                              $        2,360,596
                                                              ==================

NOTE 10 -         LOSS ON VALUATION OF ASSET

                  During the year ended December 31, 1998, the Company purchased the right to market and distribute the products manufactured by Bo Ah Industrial Co. for $30,000 cash plus 300,000 shares of common stock valued at $25,000. The Company elected not to distribute the products because they were not compatible with the new business plan of the Company, and the Company had no intent to develop or pursue the distribution channels. The asset was written off, producing a loss of $55,000.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 11 -         WARRANTS

                  The Company had the following warrants outstanding at December 31, 1999:

                  NUMBER     DATE GRANTED    EXERCISE PRICE        EXERCISE DATE
                  ------     ------------    --------------        -------------

                  39,000     Jan. 8, 1999         $0.01            Jan. 8, 2004

                  The Company recognized an expense of $53,235 on January 8, 1999 to reflect the discount from the trading price to the exercise price.

NOTE 12 -         RELATED PARTY TRANSACTIONS

                  During  the  year  ended  December  31,  1999,   officers  and
                  directors of the Company advanced $1,479,677 to the Company, of which $265,058 was repaid during the year, under revolving demand notes bearing interest at 10.00%. The advances accrued interest of $52,926. The advances and accrued interest were converted into 4,397,936 shares on December 28, 1999. At December 31, 1999, the Company owed an officer and director $300,000 (Note 4).

                  During the year ended December 31, 1999, the Company received $253,500 in full satisfaction of the note receivable - related party from December 31, 1998.

                  Certain officers and directors have pledged certificate of deposits as additional collateral for the notes payable to the bank. Additionally, these officers and directors have personally guaranteed the notes payable to the banks, as well as the office lease agreement in Carson, California.

                  A non-interest bearing, unsecured, due upon demand loan receivable of $93,000 was due from Avid Sportswear which was purchased by the Company on March 1, 1999. Additionally, there was a receivable from an affiliated company for $5,800 which was non-interest bearing and due on demand.

                  During the year ended December 31, 1998, the Company advanced $253,500 to its President. The amount was non-interest bearing and due on demand.

                  During June 1998, the Company sold 6,000,000 shares of its common stock to its President for $20,000, or $0.00333 per share. The Company has revalued these shares to a pre 3-for-1 forward split price of $0.15 per share which equals the price that the President paid in June 1998 in an arms-length transaction to acquire a controlling interest in the Company. On a post-split basis, the shares are valued at $0.05 per share. An additional administrative expense of $280,000 was recorded to revalue the shares at $0.05 per share on a post-split basis.

                  During August 1998, the Company sold 1,100,000 shares of its common stock to directors and secretary of the Company, valued at $0.15 per share. Total cash consideration received was $150,000, with a subscription receivable of $15,000.

                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 13 -         GOING CONCERN

                  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. However, the Company has current liabilities in excess of current assets of $1,295,146 and has generated significant losses for the years ended December 31, 1999 and 1998. For the year ended December 31, 2000, the Company anticipates that it will need $2,000,000 to $4,000,000 of cash above the cash generated by operations in order to meet operating requirements. Management anticipates that the necessary cash will be provided from existing shareholders and from the sales of additional shares through private placements.

NOTE 14 -         SUBSEQUENT EVENTS

                  ISSUANCE OF COMMON STOCK
                  ------------------------

                  On January 17, 2000, the Company issued 1,200,000 shares of common stock to an officer for services to be rendered in 2000.

                  RELATED PARTY LOANS
                  -------------------

                  Subsequent to December 31, 1999, related parties have loaned the Company $882,592.

                  CONVERSION OF RELATED PARTY LOANS
                  ---------------------------------

                  On February 1, 2000, a related party converted $236,498 of debt into 695,583 shares of common stock. Additional interest expense of $67,472 was recorded to reflect the discount on conversion.

                  On January 25, 2000, related parties converted $372,562 of debt into 1,241,874 shares of common stock. Additional interest expense of $93,141 was recorded to reflect the discount on conversion.

                  ISSUANCE OF WARRANTS
                  --------------------

                  The Company failed to repay a note payable of $200,000 at January 31, 2000 as specified by the promissory note.
                  Accordingly, the Company was required to grant 100,000 warrants which are exercisable at $0.50 per share and expire on August 1, 2003. The warrants were issued at a price above the market price of the Company's stock.

                  STOCK OPTION PLAN
                  -----------------

                  On January 17, 2000, the Company authorized a 2000 stock option incentive plan (plan). The plan authorizes the issuance of up to 3,000,000 shares of common stock to key employees. On January 17, 2000, the Company granted 600,000 options to directors and 400,000 options to shareholders exercisable at $0.30 per share which was $0.075 below the trading price at the date of grant. The Company will recognize additional compensation expense of $75,000. The remaining options will be issued at prices as determined by the board of directors.

                  SALE OF COMMON STOCK
                  --------------------

                  Subsequent to year end, the Company has sold 1,000,000 shares of common stock for $350,000.

                          AVID SPORTSWEAR & GOLF CORP.
                        (Formerly Golf Innovations Corp.)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998

                  EMPLOYMENT AGREEMENT
                  --------------------

                  On February 29, 2000, the Company entered into a three-year employment agreement with its Chief Executive Officer, Earl Ingarfield. Mr. Ingarfield will have a base salary of $325,000, plus annual cost of living adjustments and other increases as determined by the Board of Directors. Mr. Ingarfield's salary will be paid quarterly with the Company's common stock on the last day of each calendar quarter.

WE  HAVE  NOT  AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER PERSON TO PROVIDE
ANY    INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  ABOUT AVID  SPORTSWEAR
& GOLF CORP.  EXCEPT THE INFORMATION OR
REPRESENTATIONS   CONTAINED   IN   THIS
PROSPECTUS.  YOU  SHOULD  NOT  RELY  ON
ANY    ADDITIONAL     INFORMATION    OR
REPRESENTATIONS IF MADE.                           ----------------------

        -----------------------                          PROSPECTUS

This  prospectus does not constitute an             ---------------------
offer to sell, or a solicitation  of an
offer to buy any securities:

   O  except the common  stock  offered
      by this prospectus;                     55,500,000 SHARES OF COMMON STOCK

   O  in any  jurisdiction in which the
      offer  or   solicitation  is  not
      authorized;                               AVID SPORTSWEAR & GOLF CORP.

   O  in  any  jurisdiction  where  the
      dealer  or other  salesperson  is
      not  qualified  to make the offer
      or solicitation;

   O  to  any  person  to  whom  it  is             ___________ __, 2000
      unlawful  to make  the  offer  or
      solicitation; or

   O  to  any   person  who  is  not  a
      United States  resident or who is
      outside the  jurisdiction  of the
      United States.

The delivery of this  prospectus or any
accompanying sale does not imply that:

   O  there  have  been no  changes  in
      the affairs of Avid  Sportswear &
      Golf  Corp.  after  the  date  of
      this prospectus; or

   O  the information contained in this
      prospectus  is correct  after the
      date of this prospectus.

        -----------------------

UNTIL  __________  __,  2001  (25  DAYS
AFTER   THE   EFFECTIVE   DATE  OF  THE
REGISTRATION   STATEMENT)  ALL  DEALERS
THAT  EFFECT   TRANSACTIONS   IN  THESE
SECURITIES,      WHETHER     OR     NOT
PARTICIPATING IN THIS OFFERING,  MAY BE
REQUIRED TO DELIVER A PROSPECTUS.  THIS
IS  IN   ADDITION   TO   THE   DEALERS'
OBLIGATION TO DELIVER A PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT
TO   THEIR   UNSOLD    ALLOTMENTS    OR
SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful.. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

        As authorized by Section 78.037 of Nevada Revised Statutes, our Articles of Incorporation eliminate or limit the personal liability of a director to our company or to any of its shareholders for monetary damage for a breach of fiduciary duty as a director, except for:

        o Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or

        o The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

        Our Articles of Incorporation  provide for  indemnification  of officers
and   directors  to  the  fullest   extent   permitted   by  Nevada  law.   Such
indemnification applies in advance of the final disposition of a proceeding.

        The company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for certain claims, to our company.

        At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission  Registration  $  3,000
Fee
Printing and Engraving Expenses                   $  7,000
Accounting Fees and Expenses                      $ 15,000
Legal Fees and Expenses                           $ 50,000
Blue Sky Qualification Fees and Expenses          $ 70,000
Miscellaneous                                     $  5,000

TOTAL                                             $150,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        Some of the transactions described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all transactions involving either Mr. Ingarfield or Lido Capital Corporation are reflected as transactions with Mr. Ingarfield.

        On October 8, 1997, our company issued 3,000,000 shares of common stock for $0.00333 in cash per share to the original founders. The total offering price of this transaction was $10,000. The number of shares issued reflects a three-for-one split on July 23, 1998.

        In February 1998, our company issued 300,000 shares of common stock to Y.K. International Co., Ltd. in exchange for the assignment of certain distribution rights under a Distribution Agreement dated as of September 8, 1997 between Bo Ah Industrial Co. and Y.K. International Co., Ltd. These rights were valued at $25,000. The number of shares issued reflects a three-for-one split on July 23, 1998.

        In February 1998, our company issued 3,000,000 shares of common stock for $0.08333 in cash per share. The total offering price of this transaction was $250,000. The number of shares issued reflects a three-for-one split on July 23, 1998. All of these shares were purchased by unrelated persons.

        On June 18, 1998, our company issued 6,000,000 shares of common stock for $0.05 per share in cash and services. All of these shares were purchased by Mr. Ingarfield. The total offering price of this transaction was $20,000 in cash and $280,000 in services. The number of shares issued reflects a three-for-one split on July 23, 1998. An administrative expense of $280,000 was recorded to value the shares at $0.05 per share to reflect a discount to the $0.00333 per share actually paid. The value of $0.05 per share was based on the price Mr. Ingarfield paid in an arms-length transaction to purchase a controlling interest in our company on or about June 4, 1998.

        In August, 1998, our company issued 1,100,000 shares of common stock for $0.15 in cash per share. The total offering price of this transaction was $165,000. Michael LaValliere, a Director of our company, purchased 500,000 of these shares for a total purchase price of $75,000, Thomas Browning, a Director of our company, purchased 500,000 of these shares for a total purchase price of $75,000 and Jerry L. Busiere, the Secretary, Treasurer and a Director of our company, purchased 100,000 of these shares for a total purchase price of $15,000, payable as a subscription receivable. The remaining shares were purchased by four unrelated persons for a total purchase price of $135,000.

        In August, 1998, our company issued 800,000 shares of common stock for $0.15 in cash per share. All of these shares were purchased by unrelated parties for a total purchase price of $120,000, of which $75,000 was paid in cash and $45,000 was paid in the form of a subscription receivable.

        On December 21, 1998, our company issued 412,000 shares of common stock for $0.25 in cash per share. The total offering price of this transaction was $103,000. All of these shares were purchased by unrelated persons.

        On January 5, 1999, our company issued 590,000 shares of common stock originally valued at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that our company was selling restricted stock to independent third parties. Of the total number of shares issued on this date, 100,000 shares were issued to Mr. Ingarfield's parents and the remainder were issued to unrelated persons.

        On January 5, 1999, our company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000. All of these shares were purchased by unrelated persons.

        On January 8, 1999, our company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000. All of these shares were purchased by unrelated persons.

        On January 11, 1999, our company issued 560,000 shares of common stock for cash, originally valued at $0.25 per share for $140,000 of cash. Additional expense of $280,000 was recorded to value the shares at $0.75 per share. All of these shares were purchased by unrelated persons.

        On January 11, 1999, our company issued 800,000 shares of common stock for media services originally valued at $0.75 per share. All of these shares were issued by an unrelated marketing firm.

        On January 20, 1999, our company issued 160,000 shares of common stock for cash originally valued at $0.25 per share for $40,000 of cash. Additional expense of $80,000 was recorded to value the shares at $0.75 per share. All of these shares were purchased by unrelated persons.

        On January 27, 1999, our company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share. All of these shares were issued to the former shareholders of Avid Sportswear, Inc., including 1,000,000 shares to David Roderick, the Executive Vice-President of Merchandising and Design of Avid Sportswear, Inc.

        On February 4, 1999, our company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002. All of these shares were purchased by unrelated persons.

        On March 11, 1999, our company issued 1,220,000 shares of common stock for cash originally valued at $0.25 per share for $305,000 of cash. Additional expense of $610,000 was recorded to value the shares at $0.75 per share. All of these shares were purchased by unrelated persons.

        On March 11, 1999, our company issued 83,334 shares of common stock for cash of $67,500. All of these shares were purchased by unrelated persons.

        On March 29, 1999, our company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750. All of these shares were purchased by unrelated persons.

        On May 28, 1999, our company issued 101,100 shares of common stock valued at $0.75 per share for cash of $75,825. All of these shares were purchased by unrelated persons.

        On September 22, 1999, our company issued 50,000 shares of common stock originally valued at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share. All of these shares were purchased by unrelated persons.

        On December 31, 1999, our company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000. All of these shares were purchased by an unrelated party.

        In December 1999, our company issued a total of 5,344,200 shares of common stock for the conversion of debt to equity at a price of $0.22 per share, including 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere. Messrs. Ingarfield, Browning and LaValliere converted indebtedness of $821,750, $107,659 and $38,137, respectively. An additional interest expense of $293,381 was recorded to value the shares at $0.275 per share to reflect a 20% discount on the conversion. See "Certain Relationships and Related Transactions."

        In January 2000, our company issued a total of 825,207 shares of common stock to Mr. Ingarfield for the conversion of $247,562 of indebtedness to equity at a price of $0.30 per share. In addition, our company issued a total of 416,667 shares of common stock to Mr. LaValliere for the conversion of $125,000 of indebtedness to equity at a price of $0.30 per share. An additional interest expense of $93,141 was recorded to value the shares at $0.375 per share to reflect a 20% discount on the conversion.

        In February 2000, our company issued a total of 695,583 shares of common stock to Mr. Ingarfield for the conversion of $236,498 of indebtedness to equity at a price of $0.34 per share. An additional interest expense of $67,472 was recorded to value the shares at $0.437 per share to reflect a 20% discount on the conversion. In addition, in February 2000, our company issued 1,200,000 shares to Barnum Mow in consideration of his employment. These shares were valued at $0.30 per share. See "Executive Compensation - Restricted Stock Grant."

        Between February 22, 2000 and June 22, 2000, our company sold subscriptions to purchase 14,352,927 shares of our common stock at a price of $0.35 per share for cash of $5.0 million. All of these shares were purchased by unrelated persons.

        In June 2000, our company issued 350,000 shares of common stock to Persia Consulting Group, Inc. in exchange for consulting services provided under a Consulting Agreement dated June 22, 2000. These consulting services were valued at $203,000. In addition, in June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares to our common stock.

        In June 2000, our company issued a total of 1,294,352 shares of common stock for the conversion of debt to equity at a price of $0.35 per share, including 172,923 shares to Mr. LaValliere and 1,121,429 shares to unrelated parties. Mr. LaValliere and unrelated parties converted indebtedness of $60,523 and $392,500, respectively.

        In June 2000, our company issued 15,000 shares of common stock to Undiscovered Equities Research Corp. in exchange for consulting services provided under a Consulting Agreement dated June 28, 2000 and $10,000. The consulting services were valued at $5,250.

        In November 2000, our company raised $300,000 in the form of convertible debentures. The debentures are at an interest rate of 6% with the principal and accrued interest due November 1, 2005. The debenture holders are entitled to convert all or part of the principal amount plus accrued interests into shares of the company's common stock equal to either (a) an amount equal to 120% of the closing bid price of the company's common stock as of the date of the debenture issuance or (b) an amount equal to 80% of the closing bid price for twenty trading days immediately preceding the conversion date. The company is obligated to register the resale of the conversion shares under the Securities Act of 1933. The debentures are subordinate and junior in right of payment to all account payable to the company incurred in the ordinary course of business and/or bank debt of the company not to exceed $500,000. The company has the right to require the debenture holders to convert any unpaid principal and accrued interest on the debentures by giving the debenture holder not less than five days prior to written notice if the closing bid price of the company's common stock is $1.25 or higher price per share for ten consecutive trading days or upon the five year anniversary of the debenture issuance.

        In November 2000, our company issued 300,000 shares of common stock to unrelated parties in exchange for consulting services provided to the company. These consulting services were valued at $46,875.

        In December 2000 our company issued 2,000,000 shares of common stock valued at $0.20 per share for cash of $400,000. All of these shares were purchased by unrelated parties.

        With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision. More specifically, and except with respect to the purchases by Lido Capital Corporation and Messrs. Ingarfield, Browning, LaValliere and Roderick, each purchaser signed a written subscription agreement with respect to their financial status and investment sophistication in which they represented and warranted, among other things, that they had:

        o the ability to bear the economic risks of an investment in the shares of common stock of our company;

        o a certain net worth sufficient to meet the suitability standards of our company; and

        o been provided with all material information requested by the purchaser or his or her representatives, and been provided an opportunity to ask questions of and receive answers from our company concerning our company and the terms of the offering.

        The sale of  unregistered  securities  to Lido Capital  Corporation  and
Messrs. Ingarfield, Browning, LaValliere and Roderick were exempt from registration pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated under the 1933 Act. Each of these investors was an officer or director of our company at the time of purchase, except for Lido Capital Corporation which was wholly-owned and controlled by an officer and director of our company, Mr. Ingarfield.

ITEM 27.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) The following exhibits are filed as part of this registration statement:


 EXHIBIT
   NO.      DESCRIPTION                                     LOCATION
   ---      -----------                                     --------

   2.01     Stock  Purchase  and Sale  Agreement            Incorporated  by  reference to Exhibit 2.01
            dated as of December 18, 1998 among             to the Registrant's Registration
            our company,  Avid Sportswear,  Inc.            Statement on Form 10-SB (the
            and the  shareholders of Avid                   "Registration  Statement")
            Sportswear, Inc.

   3.01     Articles  of  Incorporation  filed  on          Incorporated  by reference to Exhibit 3.01
            September  19,  1997  with the  Nevada          to the Registration Statement
            Secretary of State

   3.02     Amended   Articles  of   Incorporation          Incorporated  by reference to Exhibit 3.02
            filed on May 12,  1999 with the Nevada          to the Registration Statement
            Secretary of State

   3.03     Certificate  of  Amendment to Articles          Incorporated  by reference to Exhibit 3.03
            of  Incorporation  filed  on  May  27,          to the Registration Statement
            1999  with  the  Nevada  Secretary  of
            State

   3.04     Bylaws                                          Incorporated  by reference to Exhibit 3.04
                                                            to the Registration Statement

   4.01     2000 Stock Incentive Plan                       Incorporated  by reference to Exhibit 4.01
                                                            to  Amendment  No.  2 to the  Registration
                                                            Statement.

  10.01     Agreement  dated as of  December 8,             Incorporated  by  reference  to Exhibit
            1998  between the  Championship                 10.01 to the  Registration Statement
            Committee Merchandising Limited and
            Avid Sportswear Inc.

  10.02     Lease dated as of March 1, 1999                 Incorporated by reference to Exhibit
            between F & B Industrial Investments,           10.02 to the  Registration Statement
            LLC and Avid Sportswear, Inc.

  10.03     Lease  dated  as  of  April  30,  1999          Incorporated   by   reference  to  Exhibit
            between  Links  Associates,  Ltd.  and          10.03 to the Registration Statement
            our company

  10.04     Employment  Agreement  dated  as of             Incorporated  by  reference  to Exhibit
            September 11, 1999 between Barnum Mow           10.04  to  the Registration Statement
            and Avid Sportswear, Inc.

  10.05     Trademark  License  Agreement dated as          Incorporated   by   reference  to  Exhibit
            of May 10, 1999  between  Levi Strauss          10.05   to   Amendment   No.   2  to   the
            & Co. and Avid Sportswear, Inc.                 Registration Statement

  10.06     Employment   Agreement   dated  as  of          Incorporated   by   reference  to  Exhibit
            January  1,  1999  between   David  E.          10.06 to the Registration Statement
            Roderick and Avid Sportswear, Inc.

  10.07     Promissory Note in the original                 Incorporated by reference to Exhibit
            principal amount of $180,000 dated as           10.07 to the  Registration Statement
            of June 4, 1999 from our company to
            First State Bank

  10.08     Commercial  Security  Agreement  dated          Incorporated by reference to Exhibit
            as of November 17, 1999 between First           10.08  to  the Registration Statement
            State Bank and our company



                                      II-5

 EXHIBIT
   NO.      DESCRIPTION                                     LOCATION
   ---      -----------                                     --------

  10.09     Promissory  Note dated as of November           Incorporated  by reference to Exhibit
            17, 1999 in the original principal              10.09 to the Registration Statement
            amount of $1,000,000  given by our
            company to First State Bank

  10.10     Business Loan  Agreement  dated as of           Incorporated  by reference to Exhibit
            November 17, 1999 between First State           10.10  to  the Registration Statement
            Bank and our company

  10.11     Convertible   Revolving   Demand  Note          Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the          10.11   to   Amendment   No.   2  to   the
            original  principal amount of $550,000          Registration Statement
            given   by   our   company   to   Earl
            Ingarfield

  10.12     Convertible   Revolving   Demand  Note          Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the          10.12   to   Amendment   No.   2  to   the
            original     principal    amount    of          Registration Statement
            $1,000,000  given  by our  company  to
            Lido Capital Corporation

  10.13     Convertible  Revolving  Demand Note             Incorporated  by  reference  to Exhibit
            dated as of December 1, 1999 in the             10.13 to Amendment No. 2 to the
            original principal amount of $125,000           Registration  Statement
            given by our company to Michael E.
            LaValliere

  10.14     Convertible   Revolving   Demand  Note          Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the          10.14   to   Amendment   No.   2  to   the
            original  principal amount of $500,000          Registration Statement
            given  by  our   company   to   Thomas
            Browning

  10.15     Promissory  Note dated as of  December          Incorporated   by   reference  to  Exhibit
            23,  1999  in the  original  principal          10.15   to   Amendment   No.   2  to   the
            amount  of   $200,000   given  by  our          Registration Statement
            company to Daniel Paetz

  10.16     Executive     Employment     Agreement          Incorporated   by   reference  to  Exhibit
            effective   as  of  February  1,  2000          10.16   to   Amendment   No.   2  to   the
            between   our   company  and  Earl  T.          Registration Statement
            Ingarfield

  10.17     Consulting  Agreement dated as of June          Incorporated   by   reference  to  Exhibit
            22,  2000  between  Persia  Consulting          10.17   to    Registrant's    Registration
            Group, Inc. and our company                     Statement on Form SB-2.

  10.18     Form of  Factoring  Agreement  between          Incorporated   by   reference  to  Exhibit
            our company and GE Capital  Commercial          10.18   to  the   Registrant's   Quarterly
            Services, Inc.                                  Report on Form  10-QSB  for the  quarterly
                                                            period ended September 30, 2000.

  10.19     Form    of     Factoring     Agreement          Incorporated   by   reference  to  Exhibit
            Guaranty/Letter  of Credit  Supplement          10.19   to  the   Registrant's   Quarterly
            between  our  company  and GE  Capital          Report on Form  10-QSB  for the  quarterly
            Commercial Services, Inc.                       period ended September 30, 2000.

  10.20     Form of Factoring  Agreement -                  Incorporated  by reference to Exhibit
            Inventory Supplement  (with  advances)          10.20  to the  Registrant's Quarterly
            between our company and GE Capital              Report on Form 10-QSB for the quarterly
            Commercial  Services,  Inc.                     period ended September 30, 2000.

  10.21     Form of  Letter of  Agreement  between          Incorporated   by   reference  to  Exhibit
            our company and GE Capital  Commercial          10.21   to  the   Registrant's   Quarterly
            Services, Inc.                                  Report on Form  10-QSB  for the  quarterly
                                                            period ended September 30, 2000.

  10.22     Form of Convertible Debenture                   Incorporated   by   reference  to  Exhibit
                                                            10.22   to  the   Registrant's   Quarterly
                                                            Report on Form  10-QSB  for the  quarterly
                                                            period ended September 30, 2000.


                                      II-6

 EXHIBIT
   NO.      DESCRIPTION                                     LOCATION
   ---      -----------                                     --------

  10.23     Form of Registration  Rights Agreement          Incorporated by reference to Exhibit
            between our company and purchasers of           10.23  to  the Registrant's  Quarterly
            convertible debentures                          Report on Form 10-QSB for the quarterly
                                                            period ended September 30, 2000.

  10.24     Line of Credit  Agreement  dated as of          Incorporated  by reference to Appendix "A"
            November 28,  2000 between our company          to the  Registrant's  Proxy Statement (the
            and GMF Holdings, Inc.                          "Proxy Statement")

  10.25     Form   of   Debenture   dated   as  of          Incorporated  by reference to Appendix "B"
            November 28, 2000 given by our company          to the Registrant's Proxy Statement

  10.26     Registration  Rights  Agreement  dated          Incorporated by reference to Appendix "C"
            as of November 28, 2000 between our             to the Registrant's Proxy Statement
            company and GMF Holdings, Inc.

  10.27     Form   of   Warrant    dated   as   of          Incorporated  by reference to Appendix "D"
            November 28, 2000 given by our company          to the Registrant's Proxy Statement

  10.28     Registration  Rights  Agreement  dated          Incorporated by reference to Appendix "E"
            as of November 28, 2000 between our             to the Registrant's Proxy Statement
            company and the May Davis Group, Inc.

  10.29     Placement  Agent  Agreement  as  of             Incorporated  by  reference  to Appendix "F"
            November 28, 2000 between our company           to  the Registrant's Proxy Statement
            and the May Davis Group, Inc.

  10.30     Escrow    Agreement    dated   as   of          Incorporated  by reference to Appendix "G"
            November 28,  2000 among our  company,          to the Registrant's Proxy Statement
            the May Davis  Group,  Inc.  and First
            Union National Bank

  11.01     Statement re: Computation of Earnings           Not Applicable

  16.01     Letter   on   Change   in   Certifying          Not Applicable
            Accountant

  21.01     Subsidiaries of our company                     Incorporated   by   reference  to  Exhibit
                                                            21.01 to the Registration Statement

  23.01     Consent of Independent Accountants              Provided herewith

  23.02     Opinion of Counsel                              Provided herewith

  24.01     Power of Attorney                               Included on Signature Page

  27.01     Financial Data Schedule                         Provided herewith

ITEM 28.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the BONA FIDE offering thereof.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Sarasota, Florida, on December 18, 2000.

                                    AVID SPORTSWEAR & GOLF, INC.

                                    By: /s/ Earl T. Ingarfield
                                        ------------------------
                                    Name:   Earl T. Ingarfield
                                    Title:  President, Chief Executive Officer
                                            and Chairman

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl T. Ingarfield his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                            TITLE                            DATE
---------                            -----                            ----
/s/Earl T. Ingarfield                President, Chief Executive       December 18, 2000
-----------------------------        Officer and Chairman
Earl T. Ingarfield


/s/Jerry L. Busiere                  Secretary, Treasurer and         December 18, 2000
-----------------------------        Director
Jerry L. Busiere

/s/Michael E. LaValliere             Director                         December 18, 2000
-----------------------------
Michael E. LaValliere

                                     Director                         December __, 2000
-----------------------------
Thomas L. Browning

/s/Barnum Mow                        Director                         December 18, 2000
-----------------------------
Barnum Mow

                                INDEX TO EXHIBITS

 EXHIBIT
   NO.      DESCRIPTION                                       LOCATION
   ---      -----------                                       --------

   2.01     Stock  Purchase  and Sale  Agreement              Incorporated  by  reference to Exhibit 2.01
            dated as of December 18, 1998 among               to the Registrant's Registration
            our company,  Avid Sportswear,  Inc.              Statement on Form 10-SB (the
            and the  shareholders of Avid                     "Registration  Statement")
            Sportswear, Inc.

   3.01     Articles  of  Incorporation  filed  on            Incorporated  by reference to Exhibit 3.01
            September  19,  1997  with the  Nevada            to the Registration Statement
            Secretary of State

   3.02     Amended   Articles  of   Incorporation            Incorporated  by reference to Exhibit 3.02
            filed on May 12,  1999 with the Nevada            to the Registration Statement
            Secretary of State

   3.03     Certificate  of  Amendment to Articles            Incorporated  by reference to Exhibit 3.03
            of  Incorporation  filed  on  May  27,            to the Registration Statement
            1999  with  the  Nevada  Secretary  of
            State

   3.04     Bylaws                                            Incorporated  by reference to Exhibit 3.04
                                                              to the Registration Statement

   4.01     2000 Stock Incentive Plan                         Incorporated  by reference to Exhibit 4.01
                                                              to  Amendment  No.  2 to the  Registration
                                                              Statement.

  10.01     Agreement  dated as of  December 8,               Incorporated  by  reference  to Exhibit
            1998  between the  Championship                   10.01 to the  Registration Statement
            Committee Merchandising Limited and
            Avid Sportswear Inc.

  10.02     Lease dated as of March 1, 1999                   Incorporated by reference to Exhibit
            between F & B Industrial Investments,             10.02 to the  Registration Statement
            LLC and Avid Sportswear, Inc.

  10.03     Lease  dated  as  of  April  30,  1999            Incorporated   by   reference  to  Exhibit
            between  Links  Associates,  Ltd.  and            10.03 to the Registration Statement
            our company

  10.04     Employment  Agreement  dated  as of               Incorporated  by  reference  to Exhibit
            September 11, 1999 between Barnum Mow             10.04  to  the Registration Statement
            and Avid Sportswear, Inc.

  10.05     Trademark  License  Agreement dated as            Incorporated   by   reference  to  Exhibit
            of May 10, 1999  between  Levi Strauss            10.05   to   Amendment   No.   2  to   the
            & Co. and Avid Sportswear, Inc.                   Registration Statement

  10.06     Employment   Agreement   dated  as  of            Incorporated   by   reference  to  Exhibit
            January  1,  1999  between   David  E.            10.06 to the Registration Statement
            Roderick and Avid Sportswear, Inc.

  10.07     Promissory Note in the original                   Incorporated by reference to Exhibit
            principal amount of $180,000 dated as             10.07 to the  Registration Statement
            of June 4, 1999 from our company to
            First State Bank

  10.08     Commercial  Security  Agreement  dated            Incorporated by reference to Exhibit
            as of November 17, 1999 between First             10.08  to  the Registration Statement
            State Bank and our company



                                      II-10

 EXHIBIT
   NO.      DESCRIPTION                                       LOCATION
   ---      -----------                                       --------

  10.09     Promissory  Note dated as of November             Incorporated  by reference to Exhibit
            17, 1999 in the original principal                10.09 to the Registration Statement
            amount of $1,000,000  given by our
            company to First State Bank

  10.10     Business Loan  Agreement  dated as of            Incorporated  by reference to Exhibit
            November 17, 1999 between First State            10.10  to  the Registration Statement
            Bank and our company

  10.11     Convertible   Revolving   Demand  Note            Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the            10.11   to   Amendment   No.   2  to   the
            original  principal amount of $550,000            Registration Statement
            given   by   our   company   to   Earl
            Ingarfield

  10.12     Convertible   Revolving   Demand  Note            Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the            10.12   to   Amendment   No.   2  to   the
            original     principal    amount    of            Registration Statement
            $1,000,000  given  by our  company  to
            Lido Capital Corporation

  10.13     Convertible  Revolving  Demand Note               Incorporated  by  reference  to Exhibit
            dated as of December 1, 1999 in the               10.13 to Amendment No. 2 to the
            original principal amount of $125,000             Registration  Statement
            given by our company to Michael E.
            LaValliere

  10.14     Convertible   Revolving   Demand  Note            Incorporated   by   reference  to  Exhibit
            dated as of  December  1,  1999 in the            10.14   to   Amendment   No.   2  to   the
            original  principal amount of $500,000            Registration Statement
            given  by  our   company   to   Thomas
            Browning

  10.15     Promissory  Note dated as of  December            Incorporated   by   reference  to  Exhibit
            23,  1999  in the  original  principal            10.15   to   Amendment   No.   2  to   the
            amount  of   $200,000   given  by  our            Registration Statement
            company to Daniel Paetz

  10.16     Executive     Employment     Agreement            Incorporated   by   reference  to  Exhibit
            effective   as  of  February  1,  2000            10.16   to   Amendment   No.   2  to   the
            between   our   company  and  Earl  T.            Registration Statement
            Ingarfield

  10.17     Consulting  Agreement dated as of June            Incorporated   by   reference  to  Exhibit
            22,  2000  between  Persia  Consulting            10.17   to    Registrant's    Registration
            Group, Inc. and our company                       Statement on Form SB-2.

  10.18     Form of  Factoring  Agreement  between            Incorporated   by   reference  to  Exhibit
            our company and GE Capital  Commercial            10.18   to  the   Registrant's   Quarterly
            Services, Inc.                                    Report on Form  10-QSB  for the  quarterly
                                                              period ended September 30, 2000.

  10.19     Form    of     Factoring     Agreement            Incorporated   by   reference  to  Exhibit
            Guaranty/Letter  of Credit  Supplement            10.19   to  the   Registrant's   Quarterly
            between  our  company  and GE  Capital            Report on Form  10-QSB  for the  quarterly
            Commercial Services, Inc.                         period ended September 30, 2000.

  10.20     Form of Factoring  Agreement -                    Incorporated  by reference to Exhibit
            Inventory Supplement  (with  advances)            10.20  to the  Registrant's Quarterly
            between our company and GE Capital                Report on Form 10-QSB for the quarterly
            Commercial  Services,  Inc.                       period ended September 30, 2000.

  10.21     Form of  Letter of  Agreement  between            Incorporated   by   reference  to  Exhibit
            our company and GE Capital  Commercial            10.21   to  the   Registrant's   Quarterly
            Services, Inc.                                    Report on Form  10-QSB  for the  quarterly
                                                              period ended September 30, 2000.

  10.22     Form of Convertible Debenture                     Incorporated   by   reference  to  Exhibit
                                                              10.22   to  the   Registrant's   Quarterly
                                                              Report on Form  10-QSB  for the  quarterly
                                                              period ended September 30, 2000.


                                      II-11

 EXHIBIT
   NO.      DESCRIPTION                                       LOCATION
   ---      -----------                                       --------

  10.23     Form of Registration  Rights Agreement            Incorporated by reference to Exhibit
            between our company and purchasers of             10.23  to  the Registrant's  Quarterly
            convertible debentures                            Report on Form 10-QSB for the quarterly
                                                              period ended September 30, 2000.

  10.24     Line of Credit  Agreement  dated as of            Incorporated  by reference to Appendix "A"
            November 28,  2000 between our company            to the  Registrant's  Proxy Statement (the
            and GMF Holdings, Inc.                            "Proxy Statement")

  10.25     Form   of   Debenture   dated   as  of            Incorporated  by reference to Appendix "B"
            November 28, 2000 given by our company            to the Registrant's Proxy Statement

  10.26     Registration  Rights  Agreement  dated            Incorporated by reference to Appendix "C"
            as of November 28, 2000 between our               to the Registrant's Proxy Statement
            company and GMF Holdings, Inc.

  10.27     Form   of   Warrant    dated   as   of            Incorporated  by reference to Appendix "D"
            November 28, 2000 given by our company            to the Registrant's Proxy Statement

  10.28     Registration  Rights  Agreement  dated            Incorporated by reference to Appendix "E"
            as of November 28, 2000 between our               to the Registrant's Proxy Statement
            company and the May Davis Group, Inc.

  10.29     Placement  Agent  Agreement  as  of               Incorporated  by  reference  to Appendix   "F"
            November 28, 2000 between our company             to  the Registrant's Proxy Statement
            and the May Davis Group, Inc.

  10.30     Escrow    Agreement    dated   as   of            Incorporated  by reference to Appendix "G"
            November 28,  2000 among our  company,            to the Registrant's Proxy Statement
            the May Davis  Group,  Inc.  and First
            Union National Bank

  11.01     Statement re: Computation of Earnings             Not Applicable

  16.01     Letter   on   Change   in   Certifying            Not Applicable
            Accountant

  21.01     Subsidiaries of our company                       Incorporated   by   reference  to  Exhibit
                                                              21.01 to the Registration Statement

  23.01     Consent of Independent Accountants                Provided herewith

  23.02     Opinion of Counsel                                Provided herewith

  24.01     Power of Attorney                                 Incorporated    by    reference   to   the
                                                              signature    page    attached    to   this
                                                              Registration Statement

  27.01     Financial Data Schedule                           Provided herewith







                                     II-12

                                  EXHIBIT 23.01





                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Avid Sportswear & Golf Corp.
Sarasota, Florida

We consent to the use in this Registration Statement of Avid Sportswear & Golf Corp. on Form SB-2, of our audit report dated February 26, 2000 for Avid Sportswear & Golf Corp. for the year ended December 31, 1999, which are incorporated as part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
December 14, 2000

                                  EXHIBIT 23.02


                                December 18, 2000

Avid Sportswear & Golf Corp.
22 South Links Avenue, Suite 204
Sarasota, Florida 34236

            RE: AVID SPORTSWEAR & GOLF CORP. REGISTRATION STATEMENT ON FORM SB-2, AS AMENDED (THE "REGISTRATION STATEMENT")
                                         ----------------------

Gentlemen:

            We have acted as counsel to Avid Sportswear & Golf Corp., a Nevada corporation (the "CORPORATION"), in connection with the preparation of the above-referenced Registration Statement as filed on Form SB-2, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the offering and sale by selling shareholders of the Corporation of up to 54,000,000 shares of the Corporation's Common Stock, par value $0.001 per share (the "COMMON STOCK"). We are furnishing this opinion to you in accordance with Item 601 of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 23.02 to the Registration Statement.

            We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

            Based upon the foregoing, we are of the opinion that the 54,000,000 shares of Common Stock proposed to be sold by the selling shareholders of the Corporation as contemplated by the Registration Statement will be legally and validly issued, fully-paid and nonassessable.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Kirkpatrick & Lockhart LLP

                                    Kirkpatrick & Lockhart LLP